Exhibit 10.1

MERCEDES-BENZ AUTO RECEIVABLES TRUST 2011-1,
as Issuer,

DAIMLER RETAIL RECEIVABLES LLC,
as Depositor,

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Seller,

and

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Servicer

SALE AND SERVICING AGREEMENT
Dated as of June 1, 2011

TABLE OF CONTENTS

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This SALE AND SERVICING AGREEMENT, dated as of June 1, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among DAIMLER RETAIL RECEIVABLES LLC, a Delaware limited liability company (the “Depositor”), MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (the “Seller”), MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as servicer (in such capacity, the “Servicer”), and MERCEDES-BENZ AUTO RECEIVABLES TRUST 2011-1, a Delaware statutory trust, as issuer (the “Issuer”).

WHEREAS, the Issuer desires to purchase from the Depositor a pool of receivables arising in connection with motor vehicle installment sales contracts and installment loans (the “Receivables”) purchased or originated by the Seller in the ordinary course of its business and sold to the Depositor as of the Closing Date;

WHEREAS, the Depositor is willing to sell the Receivables to the Issuer pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Receivables pursuant to the terms hereof.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A.  Appendix A also contains rules as to usage applicable to this Agreement.

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ARTICLE TWO

CONVEYANCE OF TRUST PROPERTY

Section 2.01.  Conveyance of Trust Property.

(a)           In consideration of the Issuer’s delivery to or upon the order of the Depositor on the Closing Date of authenticated Notes, in authorized denominations in an aggregate principal amount equal to the Initial Note Balance, and authenticated Certificates, the Depositor hereby irrevocably sells, transfers, assigns and otherwise conveys to the Issuer, without recourse (subject to the obligations of the Depositor set forth herein), all right, title and interest of the Depositor, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under the following:

(i)      the Receivables and all amounts due and collected on or in respect of the Receivables (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.05 of this Agreement or Section 3.03(c) of the Receivables Purchase Agreement or the purchase of Receivables by the Servicer pursuant to Section 3.03, Section 3.08 or Section 8.01) after the Cutoff Date;

(ii)     the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;

(iii)    all proceeds from claims on any physical damage or theft insurance policies and extended warranties covering such Financed Vehicles and any proceeds of any credit life or credit disability insurance policies relating to the Receivables, the related Financed Vehicles or the related Obligors;

(iv)    the Receivable Files that relate to the Receivables;

(v)     any proceeds of Dealer Recourse that relate to the Receivables;

(vi)    the Collection Account, the Note Payment Account, the Reserve Fund and all amounts, securities, Financial Assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof;

(vii)   all rights of the Depositor, but none of the obligations, under the Receivables Purchase Agreement and First-Tier Assignment, including the right to require the Seller to repurchase Receivables from the Issuer;

(viii)  the right to realize upon any property (including the right to receive future Net Liquidation Proceeds and Recoveries) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; and

(ix)     all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or

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other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, notes, drafts, acceptances, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitutes all or part of, or is included in, the proceeds of any of the foregoing.

(b)           The Depositor and the Issuer intend that the transfer of Trust Property contemplated by Section 2.01(a) constitute a sale of the Trust Property from the Depositor to the Issuer, conveying good title to the Trust Property free and clear of any Liens and, in the event of the filing of a bankruptcy petition by or against the Depositor under any Insolvency Law, that the Trust Property shall not be part of the Depositor’s estate.  However, in the event that any such transfer is deemed to be a pledge, the Depositor hereby grants to the Issuer a first priority security interest in all of the Depositor’s right, title and interest in, to and under such Trust Property, and all proceeds thereof, to secure the payment of the Notes and accrued interest thereon and all other amounts owing under the Basic Documents and in such event, this Agreement shall constitute a security agreement under Applicable Law.

(c)           The sales, transfers, assignments and conveyances of Trust Property made under this Section shall not constitute, and is not intended to result in, an assumption by the Issuer of any obligation of the Depositor or the Seller to the Obligors or any other Person in connection with the Receivables and the other Trust Property or any obligation of the Depositor or the Seller under any agreement, document or instrument related thereto.

Section 2.02.  Representations and Warranties of the Seller as to the Receivables.  The Seller has made, under the Receivables Purchase Agreement, each of the representations and warranties as to the Receivables set forth in Exhibit A.  The Issuer shall be deemed to have relied on such representations and warranties in accepting the Receivables.  The representations and warranties set forth in Exhibit A speak as of the date of execution and delivery of this Agreement and as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Issuer pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.  Pursuant to Section 2.01(a), the Depositor has sold, transferred, assigned and otherwise conveyed to the Issuer, as part of the Trust Property, its rights under the Receivables Purchase Agreement, including its right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement upon a breach of the representations and warranties set forth in Exhibit A.

The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights of the Depositor under the Receivables Purchase Agreement assigned to the Issuer under this Agreement, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement upon a breach of the representations and warranties set forth in Exhibit A, directly against the Seller as though the Issuer were a party to the Receivables Purchase Agreement and that the Issuer shall not be obligated to enforce any such right indirectly through the Depositor.

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Section 2.03.  Representations and Warranties of the Depositor as to the Receivables.  The Depositor makes the following representations and warranties as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables.  The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Issuer pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

(a)           Title.  The Depositor has purchased the Receivables from the Seller.  The Depositor intends that the transfer of the Receivables contemplated by Section 2.01 constitute a sale of the Receivables from the Depositor to the Issuer and that the beneficial interest in, and title to, the Receivables not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law.

(b)           Security Interest Matters.  The Depositor has caused or will cause prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under Applicable Law necessary to perfect the security interest in the Receivables granted to the Issuer under this Agreement.  The security interest of the Seller in each Financed Vehicle has been validly assigned by the Depositor to the Issuer.

(c)           Financing Statements.  All financing statements filed or to be filed against the Depositor in favor of the Indenture Trustee (as assignee of the Issuer) contain a statement substantially to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee”.

(d)           No Transfer Restrictions.  The Depositor has not created, incurred or suffered to exist any restriction on transferability of the Receivables except for the restrictions on transferability imposed by this Agreement.  The transfer of the Receivables and the Receivable Files by the Depositor to the Issuer pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

Section 2.04.  Representations and Warranties as to Security Interests.  The Depositor makes the following representations and warranties as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables.  The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Issuer pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

(a)           This Agreement creates a valid and continuing “security interest” (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Depositor.

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(b)           The Depositor has taken all steps necessary to perfect its security interest against the Obligor in the Financed Vehicles.

(c)           The Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC.

(d)           The Depositor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(e)           All original executed copies of each loan agreement and installment sales contract that constitute or evidence the Receivables have been delivered to the Servicer, as custodian for the Issuer.

(f)           The Depositor has received a written acknowledgment from the Servicer that the Servicer is holding the loan agreements and installment sales contracts that constitute or evidence the Receivables solely on behalf and for the benefit of the Issuer.

(g)           Other than the security interest granted to the Issuer pursuant to this Agreement and the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor.

(h)           None of the loan agreements or installment sales contracts that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned, or otherwise conveyed to any Person other than the Issuer.

Notwithstanding the foregoing, the representations and warranties set forth in this Section may not be waived.  The representations and warranties set forth in this Section will survive the termination of this Agreement until the Indenture has been discharged.

Section 2.05.  Repurchase of Receivables Upon Breach.  The Depositor, the Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties set forth in Exhibit A.  If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which the Seller becomes aware of, or receives written notice from the Depositor, the Servicer or the Owner Trustee of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Issuer in a Receivable, the Seller shall repurchase such Receivable from the Issuer as of the close of business on the last day of such Collection Period.  In consideration of the repurchase of a Receivable hereunder, the Seller shall remit the Purchase Amount of such Receivable on the Deposit Date immediately following such Collection Period in the manner specified in Section 4.07.  The sole remedy of the Issuer, the Trustees and the Securityholders with respect to a breach or failure to be true of the representations and warranties set forth in Exhibit A shall be to require the Seller to

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repurchase Receivables pursuant to this Section and Section 3.03(c) of the Receivables Purchase Agreement.  Neither Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section or the eligibility of any Receivable for purposes of this Agreement.

Section 2.06.  Custody of Receivable Files.

(a)           To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer as its agent, and the Servicer hereby accepts such appointment, to act as custodian, on behalf of the Issuer and the Indenture Trustee, of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Trust Property pursuant to the Indenture with respect to each Receivable (collectively, a “Receivable File”):

(i)      the fully executed original of the Receivable;

(ii)     the original certificate of title for the related Financed Vehicle (or evidence that such certificate of title has been applied for) or such other documents that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, evidencing the security interest of the Seller in such Financed Vehicle;

(iii)    documents evidencing the commitment of the related Obligor to maintain physical damage insurance covering the related Financed Vehicle; and

(iv)    any and all other documents (including any computer file or disc or microfiche) that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, relating to the Receivable, the related Obligor or the related Financed Vehicle.

(b)           On the Closing Date, the Servicer shall deliver an Officer’s Certificate to the Issuer and the Indenture Trustee confirming that the Servicer has received, on behalf of the Issuer and the Indenture Trustee, all the documents and instruments necessary for the Servicer to act as the agent of the Issuer and the Indenture Trustee for the purposes set forth in this Section, including the documents referred to herein, and the Issuer and the Trustees are hereby authorized to rely on such Officer’s Certificate.

Section 2.07.  Duties of Servicer as Custodian.

(a)           Safekeeping.  The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer and the Issuer to comply with this Agreement and the Indenture Trustee to comply with the Indenture.  In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the files of comparable motor vehicle installment sales contracts and installment loans that the Servicer services for itself or others.  The Servicer shall conduct, or cause to be conducted, in accordance with its customary practices and procedures, periodic examinations of the files of all receivables owned or serviced by it which shall include the Receivable Files held by it under this Agreement,

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and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping.  The Servicer shall promptly report to the Trustees any failure on its part to hold the Receivable Files and to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review of the Receivable Files by the Issuer or the Trustees, and none of the Issuer or either Trustee shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

(b)           Maintenance of and Access to Records.  The Servicer shall maintain each Receivable File at one of the locations specified in Schedule A or at such other location as shall be specified to the Issuer and the Indenture Trustee by 30 days’ prior written notice.  The Servicer may temporarily move individual Receivable Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.  The Servicer shall make available to the Issuer and the Indenture Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files, the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer and the Indenture Trustee shall reasonably request.

(c)           Release of Documents.  As soon as practicable after receiving written instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee or its agent or designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate.  The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee to return any document or any delay in so doing.

(d)           Title to Receivables.  The Servicer shall not at any time have, or in any way attempt to assert, any interest in any Receivable held by it as custodian hereunder or in the related Receivable File, other than for collecting or enforcing such Receivable for the benefit of the Issuer.  The entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Issuer.

Section 2.08.  Instructions; Authority to Act.  The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.  A certified copy of excerpts of authorizing resolutions of the board of directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

Section 2.09.  Indemnification by Custodian.  The Servicer, in its capacity as custodian of the Receivable Files, shall indemnify and hold harmless the Issuer, the Trustees and each of their respective officers, directors, employees and agents from and against any and all Expenses that may be imposed on, incurred or asserted against the Issuer, the Trustees and each of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody of the Receivable Files by the Servicer, as

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custodian; provided, however, that the Servicer shall not be liable for any portion of any such Expenses resulting from the willful misfeasance, bad faith or negligence of either Trustee.

Section 2.10.  Effective Period and Termination.  The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section.  If the Servicer shall resign as Servicer under Section 6.05, or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian hereunder may be terminated by (i) the Issuer, with the consent of the Indenture Trustee, (ii) Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class or, if the Notes have been paid in full, by Certificateholders evidencing not less than 25% of the aggregate Certificate Percentage Interests then outstanding or (iii) the Indenture Trustee, with the consent of Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, in each case by notice then given in writing to the Depositor and the Servicer (with a copy to the Trustees if given by the Noteholders or the Certificateholders).  As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place as the Indenture Trustee may reasonably designate or, if the Notes have been paid in full, at such place as the Owner Trustee may reasonably designate.

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ARTICLE THREE

ADMINISTRATION AND SERVICING OF THE TRUST PROPERTY

Section 3.01.  Duties of Servicer.  The Servicer, acting alone or through one or more subservicers to the extent permitted hereunder, for the benefit of the Issuer, shall manage, service, administer and make collections on the Receivables with reasonable care but in no event less than the care that the Servicer exercises with respect to all comparable motor vehicle installment sales contracts and installment loans that it services for itself or others.  The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or by Governmental Authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Trustees with respect to distributions, providing collection and repossession services in the event of an Obligor default, generating federal income tax information and performing the other duties specified herein.  The Servicer shall have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee for the performance of its duties and obligations hereunder.  Subject to the foregoing and to Section 3.02, the Servicer shall follow its customary standards, policies, practices and procedures in performing its duties hereunder as Servicer.  Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered to execute and deliver, on behalf of itself, the Depositor, the Issuer, the Trustees, the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles.

The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a Proceeding to enforce a Receivable pursuant to Section 3.04 or to commence or participate in a Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, including a Defaulted Receivable.  If the Servicer commences or participates in such a Proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Issuer pursuant to Section 2.01 with respect to such Receivable to the Servicer for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding.  If in any enforcement suit or Proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in the Servicer’s or the Issuer’s name or the name of the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders or any of them.

The Owner Trustee, on behalf of the Issuer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary

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or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.  The Servicer, at its expense, shall obtain on behalf of the Issuer or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer or the Owner Trustee in connection with ownership of the Receivables and shall make all filings and pay all fees as may be required in connection therewith during the term of this Agreement.  The Servicer shall, or shall cause the Administrator to, prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder.

Section 3.02.  Delegation of Duties; Subservicers.

(a)           So long as MBFS USA is the Servicer, the Servicer may without notice or consent delegate (i) any or all of its duties under this Agreement to any Affiliate of MBFS USA or (ii) specific duties to sub-contractors who are in the business of performing such duties.

(b)           The Servicer may enter into subservicing or sub-contracting agreements in accordance with Section 3.02(a) with one or more subservicers for the servicing and administration of any or all of the Receivables.  References in this Agreement or any subservicing or sub-contracting agreement to actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by the Servicer in servicing the Receivables shall include actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer.  Each subservicing or sub-contracting agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the related subservicer have agreed.  All compensation payable to a subservicer under a subservicing or sub-contracting agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds.

(c)           Notwithstanding any subservicing or sub-contracting agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such entities or otherwise, the Servicer shall remain obligated and liable for the servicing and administering of the Receivables in accordance with this Agreement without diminution of such obligation or liability by virtue of such subservicing or sub-contracting agreements.

(d)           Any subservicing or sub-contracting agreement that may be entered into and any other transactions or servicing arrangements relating to or involving a subservicer shall be deemed to be between the subservicer and the Servicer alone, and the other parties hereto and the Administrator shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the subservicer.

Section 3.03.  Collection of Receivable Payments; Modification of Receivables.  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and otherwise act with respect to the Receivables and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto and in accordance with the standard of care required by Section 3.01.  The Servicer shall allocate

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collections on or in respect of the Receivables between principal and interest in accordance with the Simple Interest Method and the customary servicing practices and procedures it follows with respect to all comparable motor vehicle installment sales contracts and installment loans that it services for itself or others.  The Servicer shall not increase or decrease the number or amount of any Monthly Payment, except in response to a prepayment by the related Obligor, the Amount Financed under any Receivable or, except as may be required by Applicable Law, the APR of any Receivable, or extend, rewrite or otherwise modify the payment terms of any Receivable; provided, however, that the Servicer may extend the due date for one or more payments due on any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle installment sales contracts and installment loans that it services for itself or others and in accordance with its customary standards, policies, practices and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the Class A-4 Final Scheduled Distribution Date.  If the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase each Receivable affected thereby for the related Purchase Amount as of the close of business on the last day of the Collection Period that includes the 30th day after the Servicer becomes aware of such failure, by making such deposit in the manner specified in Section 3.08 on the Deposit Date immediately following such Collection Period.  The Servicer may, in its discretion (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge or any other fee that may be collected in the ordinary course of servicing a Receivable.  In addition, in the event that any such extension of a Receivable modifies the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new motor vehicle receivable that results in a deemed exchange thereof within the meaning of Section 1001 of the Code, the Servicer shall purchase such Receivable pursuant to Section 3.08, and the Receivable created shall not be included in the Trust Property.

Section 3.04.  Realization Upon Receivables.

(a)           The Servicer shall use commercially reasonable efforts on behalf of the Issuer, in accordance with the standard of care required under Section 3.01, to repossess or otherwise convert the ownership of each Financed Vehicle securing a Defaulted Receivable.  In taking such action, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable motor vehicle installment sales contracts and installment loans, and as are otherwise consistent with the standard of care required under Section 3.01.  The Servicer shall be entitled to recover all reasonable expenses incurred by it with respect to realizing on a Defaulted Receivable, including such expenses incurred in the course of repossessing and liquidating a Financed Vehicle into cash proceeds.  The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the Net Liquidation Proceeds or Recoveries of the related Receivable.

(b)           If the Servicer elects to commence a Proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights of recourse under such Dealer Agreement.  If, however, in any Proceeding,

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it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Owner Trustee, at the Servicer’s expense and direction, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Indenture Trustee, the Securityholders or any of them.

Section 3.05.  Maintenance of Physical Damage Insurance Policies.  The Servicer shall follow its customary standards, policies, practices and procedures to determine whether or not each Obligor shall have maintained physical damage insurance covering the related Financed Vehicle.  Each Receivable shall provide that the failure by the Obligor to obtain and maintain the required insurance is a default thereunder.  The Servicer shall not obtain force-placed insurance in respect of the Receivables.

Section 3.06.  Maintenance of Security Interests in Financed Vehicles.  The Servicer shall take such steps, in accordance with the standard of care required under Section 3.01, as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle.  The Issuer hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the fact that such security interest is not perfected as a result of the relocation of a Financed Vehicle or for any other reason.  In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title, to grant to the Issuer a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in such Financed Vehicle and agrees that the Servicer’s listing as the secured party on the certificate of title is solely in its capacity as agent of the Issuer.  The Servicer shall not release, in whole or in part, any security interest in a Financed Vehicle created by the related Receivable except as permitted herein or in accordance with its customary standards, policies, practices and procedures.

Section 3.07.  Covenants of Servicer.  The Servicer makes the following covenants:

(a)           Liens in Force.  Except upon the payment in full of a Receivable or as otherwise contemplated by this Agreement or Applicable Law, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable.

(b)           No Impairment.  The Servicer shall not impair in any material respect the rights of the Depositor, the Issuer, the Trustees or the Securityholders in the Receivables or, except as permitted under Section 3.03, otherwise amend or alter the terms of the Receivables and as a result of such amendment or modification or alteration, the interests of the Depositor, the Issuer, the Trustees or the Securityholders would be materially adversely affected.

(c)           Schedule of Receivables to Indenture Trustee.  The Servicer shall on or before the Closing Date (and, at any time thereafter, upon the request of the Indenture

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Trustee) deliver to the Indenture Trustee a copy of the Schedule of Receivables, which may be delivered in electronic format.

Section 3.08.  Purchase of Receivables Upon Breach.  The Depositor, the Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of Section 3.03, 3.06 or 3.07.  If such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice from the Depositor, the Seller or the Owner Trustee of, such breach, and such breach materially and adversely affects the interest of the Issuer in a Receivable, the Servicer shall purchase such Receivable from the Issuer, as of the close of business on the last day of the related Collection Period, by remitting the Purchase Amount of such Receivable to the Collection Account in the manner specified in Section 4.07 on the related Deposit Date.  The sole remedy of the Issuer, the Trustees and the Securityholders with respect to a breach of Section 3.03, 3.06 or 3.07 shall be to require the Servicer to purchase Receivables pursuant to this Section.  Neither Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section.

Section 3.09.  Servicing Compensation; Payment of Certain Expenses by Servicer.  The Servicer shall receive the Monthly Servicing Fee for servicing the Receivables.  As additional servicing compensation, the Servicer shall be entitled to receive or retain the Supplemental Servicing Fee.  The Servicer shall pay all expenses incurred by it in connection with the activities under this Agreement (including the Independent accountants and any subservicer, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders), except expenses incurred in realizing upon Receivables under Section 3.04.

Section 3.10.  Investor Report.  On or before each Determination Date, the Servicer shall deliver to the Depositor, the Seller and the Trustees, an Investor Report containing all information necessary to make the transfers and distributions required by Sections 4.01, 4.02, 4.06, 4.07 and 4.08 in respect of the related Collection Period and the related Distribution Date and all information necessary for the Trustees, as applicable, to send (or provide access to via the internet) statements to Securityholders pursuant to Section 6.06 of the Indenture and Section 5.01(b) of the Trust Agreement.  The Servicer shall also specify to the Trustees, no later than the Determination Date following the last day of a Collection Period as of which the Seller shall separately identify (by account number), in a written notice to the Depositor and the Trustees, the Receivables to be repurchased by the Seller or purchased by the Servicer, as the case may be, on the related Deposit Date.

Section 3.11.  Annual Statement as to Compliance; Notice of Servicer Termination Events.

(a)           The Servicer shall deliver to the Depositor, the Trustees and the Rating Agencies, within 90 days of the end of each calendar year, an Officer’s Certificate of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended December 31 (or, if applicable, such shorter period as shall have elapsed since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement

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has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such period, or, if there has been a failure  to fulfill any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof.

(b)           The Servicer shall deliver to the Depositor and the Trustees, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer’s Certificate specifying any event which constitutes or, with the giving of notice or lapse of time, or both, would become, a Servicer Termination Event.

Section 3.12.  Annual Accountants’ Report.

(a)           The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or to the Depositor or their respective Affiliates) to deliver to the Depositor and, if required or requested, to the Trustees within 90 days of the end of each calendar year, a report with respect to the preceding 12-month period ended December 31 (or, if applicable, such shorter period as shall have elapsed since the Closing Date in the case of the first such report) or other report to the effect that such accountants have examined, on a test basis, evidence of the Servicer’s compliance with the covenants and conditions set forth in this Agreement.  The report will express an opinion on the Servicer’s assertion that the Servicer complied in all material respects with the aforementioned covenants and conditions is fairly stated, in all material respects or the reason why such an opinion cannot be expressed.  Such report shall also indicate that the firm is Independent with respect to the Depositor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.  The requirement of this subparagraph shall apply only so long as the Depositor is required to file Exchange Act reports, or to the extent that Regulation AB otherwise requires, in each case with respect to the transaction contemplated by the Basic Documents.

(b)           Notwithstanding Section 3.12(a), within 90 days of the end of each calendar year, the Servicer shall deliver the report and attestation set forth in Sections 3.12(c) and (d) and the delivery of a copy of such report and attestation to the Depositor and the Trustees shall be deemed to satisfy the provisions of this Section.

(c)           As and when required pursuant to Section 3.12(b), the Servicer will deliver to the Depositor and the Trustees a report regarding the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding calendar year (or, if applicable, such shorter period as shall have elapsed since the Closing Date in the case of the first such report), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the servicing criteria specified in Part I of Schedule C hereto.

(d)           The Servicer shall cause a firm of nationally recognized Independent public accountants to furnish to the Depositor and the Trustees, concurrently with the report delivered pursuant to Section 3.12(c), an attestation report providing its assessment of compliance with the

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servicing criteria covered in such report during the preceding fiscal year, including disclosure of any material  instance of non-compliance, as required by Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB.  Any such attestation report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, stating, among other things, that the Servicer’s assertion of compliance with the specified servicing criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed.  Such report must be available for general use and not contain restricted use language.

Section 3.13.  Access to Certain Documentation and Information Regarding Receivables.  Subject to Section 2.07(b), the Servicer shall provide the Depositor and the Trustees with access to the Receivables Files in the cases where the related Trustee or the Securityholders are required by Applicable Law to have access to such documentation.  Such access shall be afforded without charge but only upon reasonable request and during normal business hours which does not unreasonably interfere with the normal operations or customer or employee relations of the Servicer, at the offices of the Servicer.  Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 3.14.  Reports to the Commission.  The Servicer shall, on behalf of the Issuer, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder.  The Depositor shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

Section 3.15.  Reports to Rating Agencies.  The Servicer shall deliver to each Rating Agency, at such address as such Rating Agency may request, to the extent it is available to the Servicer, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency.

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ARTICLE FOUR

DISTRIBUTIONS; RESERVE FUND;
STATEMENTS TO SECURITYHOLDERS

Section 4.01.  Establishment of Accounts.

(a)           MBFS USA (as Servicer hereunder) shall establish the following Accounts, on or before the Closing Date, and maintain each as an Eligible Deposit Account in the name of the Indenture Trustee, at an Eligible Institution (which shall initially be the Indenture Trustee) for the benefit of:

(i)      the Securityholders, designated as the “Mercedes-Benz Auto Receivables Trust 2011-1 Collection Account, U.S. Bank National Association, Indenture Trustee” (the “Collection Account”);

(ii)     the Noteholders, designated as the “Mercedes-Benz Auto Receivables Trust 2011-1 Note Payment Account, U.S. Bank National Association, Indenture Trustee” (the “Note Payment Account”); and

(iii)    the Noteholders, designated as the “Mercedes-Benz Auto Receivables Trust 2011-1 Reserve Fund, U.S. Bank National Association, Indenture Trustee” (the “Reserve Fund”);

in each case bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the related Persons.  The Accounts shall be under the control of the Indenture Trustee; provided, however, that the Servicer may direct the Indenture Trustee in writing to make (or cause to be made) deposits to and withdrawals from the applicable Accounts in accordance with this Agreement and the other Basic Documents.  All monies deposited from time to time in the Accounts shall be held by, or in the name of, the Indenture Trustee as part of the Trust Property, and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.  Amounts on deposit in each Account shall, to the extent permitted by Applicable Law, be invested, as directed in writing by the Servicer, by the Eligible Institution then maintaining such Account in Eligible Investments.

(b)           The Issuer and the Servicer agree that each Eligible Institution, with which an Account is established, will agree substantially as follows:

(i)      it will comply with Entitlement Orders related to such account issued by the Indenture Trustee, without further consent by the Servicer;

(ii)     until termination of this Agreement, it will not enter into any other agreement related to such Account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee;

(iii)    all Account Collateral delivered or credited to it in connection with such account and all proceeds thereof will be promptly credited to such Account;

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(iv)    it will treat all Account Collateral as Financial Assets; and

(v)     all Account Collateral will be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Eligible Institution maintaining the related Account in accordance with such Eligible Institution’s customary procedures such that such Eligible Institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Indenture Trustee has Control.

(c)           If the sum of the amounts on deposit in the Collection Account related to such Collection Period and the Reserve Fund on any Distribution Date equals or exceeds the Note Balance, all accrued and unpaid interest thereon and all amounts due to the Servicer and the Trustees, all such amounts on deposit will be applied up to the amounts necessary to retire the Notes and pay such amounts due.

Section 4.02.  Reserve Fund.

(a)           On the Closing Date, the Depositor shall deposit the Reserve Fund Deposit into the Reserve Fund from the net proceeds of the sale of the Class A Notes.  The Reserve Fund Property has been conveyed by the Depositor to the Issuer pursuant to Section 2.01(a).  Pursuant to the Indenture, the Issuer will pledge all of its right, title and interest in, to and under the Reserve Fund and the Reserve Fund Property to the Indenture Trustee on behalf of the Noteholders to secure its obligations under the Notes and the Indenture.

(b)           If the Reserve Fund is no longer to be maintained at the Indenture Trustee, the Servicer shall, with MBFS USA’s and the Indenture Trustee’s prior approval (not to be unreasonably withheld) and assistance as necessary, promptly (and in any case within ten Business Days) cause the Reserve Fund to be moved to another Eligible Institution.  The Servicer shall promptly notify the Rating Agencies and the Trustees in writing of any change in the account number or location of the Reserve Fund.

(c)           On each Distribution Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from amounts collected on or in respect of the Receivables during the related Collection Period and not used on that Distribution Date to pay the Required Payment Amount, the amount, if any, by which the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date.

(d)           On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Distribution Date.  If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the amount on deposit in the Reserve Fund and the Reserve Fund Draw Amount, and transfer the amount withdrawn to the Collection Account on the Deposit Date.

(e)           If the Reserve Fund Amount for any Distribution Date (after giving effect to the withdrawal of the Reserve Fund Draw Amount for such Distribution Date and the distribution described in the preceding sentence) exceeds the Reserve Fund Required Amount for such

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Distribution Date, the Servicer shall instruct the Indenture Trustee in writing to distribute or cause to be distributed on the related Deposit Date, the amount of such excess to the Collection Account for payment to the Certificateholders on such Distribution Date.  Any amount paid to the Certificateholders will no longer constitute a portion of the Trust Property and the Indenture Trustee and the Issuer hereby release, on each Distribution Date, their security interest in, to and under the Reserve Fund Property distributed to the Certificateholders.  Notwithstanding the foregoing, investment income for each Collection Period (net of losses and expenses) on amounts on deposit in the Reserve Fund shall constitute Available Collections.

(f)           If the Note Balance and all other amounts owing or to be distributed hereunder or under the Indenture to the Noteholders, the Trustees and the Servicer have been paid in full and the Issuer has been terminated, any remaining Reserve Fund Property shall be distributed to the Certificateholders.

Section 4.03.  Monthly Remittance Condition.

(a)           For so long as the Monthly Remittance Condition is (i) not met, the Servicer shall remit all amounts received on or in respect of the Receivables during any Collection Period to the Collection Account in immediately available funds no later than two Business Days after receipt and identification or (ii) met, the Servicer may remit all amounts received on or in respect of the Receivables during any Collection Period to the Collection Account in immediately available funds on or prior to the related Deposit Date.

(b)           The Servicer shall remit to the Collection Account on or prior to the Closing Date all amounts received and identified by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) during the period from but excluding the Cutoff Date to and including the second Business Day preceding the Closing Date.

(c)           The Depositor and the Servicer may make any remittances pursuant to this Article with respect to a Collection Period net of distributions or reimbursements to be made to or by the Depositor or the Servicer with respect to such Collection Period; provided, however, that such obligations shall remain separate obligations, no party shall have a right of offset, and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited or transferred separately.

Section 4.04.  Collections.  Subject to Sections 4.03, 4.06 and 4.07(a), the Servicer shall remit to the Collection Account all amounts received by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable) but excluding payments with respect to Purchased Receivables) as soon as practicable and in no event after the close of business on the second Business Day after such amounts have been received and identified.

Section 4.05.  Application of Collections.  For purposes of this Agreement, all amounts received on or in respect of a Receivable during any Collection Period (including Net Liquidation

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Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable) but excluding payments with respect to Purchased Receivables) shall be applied by the Servicer to interest and principal on such Receivable in accordance with the Simple Interest Method.

Section 4.06.  Advances.

(a)           If, as of the end of any Collection Period, the payments received during such Collection Period by or on behalf of an Obligor in respect of a Receivable (other than a Purchased Receivable) shall be less than the related Monthly Payment, whether as a result of any extension granted to the Obligor or otherwise, then, at the option of the Servicer, an amount equal to the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Receivable during such Collection Period (each, an “Advance”) may be deposited by the Servicer into the Collection Account on the related Deposit Date.  If such a calculation in respect of a Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of any outstanding Advances.  In addition, in the event that a Receivable becomes a Defaulted Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of outstanding Advances, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Advances.  No Advances will be made with respect to the Principal Balance of Receivables.  The Servicer shall not be required to make an Advance to the extent that the Servicer, in its sole discretion, shall determine that such Advance is likely to become a Nonrecoverable Advance.

(b)           Notwithstanding the provisions of Section 4.06(a), the Servicer shall be entitled to reimbursement for an outstanding Advance made in respect of a Receivable, without interest, from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Net Liquidation Proceeds and Recoveries and (iii) the Purchase Amount.  If the Servicer determines that it has made a Nonrecoverable Advance, the Servicer shall reimburse itself, without interest, from unrelated amounts received by the Servicer on or in respect of the Receivables (including Net Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) to the extent it shall, concurrently with the withholding of any such amounts from deposit in or credit to the Collection Account, furnish to the Trustees a certificate of a Servicing Officer setting forth the basis for the Servicer’s determination, the amount of, and Receivable with respect to which, such Nonrecoverable Advance was made and the installment or installments or other proceeds respecting which such reimbursement has been taken.

Section 4.07.  Additional Deposits.

(a)           The following additional deposits shall be made: (i) the Seller shall remit to the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 2.05 hereof or pursuant to Section 3.03(c) of the Receivables Purchase Agreement, (ii) the Servicer shall remit or cause to be remitted to the Collection Account (A) the

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aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 3.03 or Section 3.08 and (B) the amount required upon the optional purchase of all Receivables by the Servicer pursuant to Section 8.01 and (iii) the Indenture Trustee shall remit or shall cause to be remitted, pursuant to Section 4.02, the Reserve Fund Draw Amount to the Collection Account.

(b)           All deposits required to be made in respect of a Collection Period pursuant to this Section by the Servicer may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 p.m., New York City time, on the related Deposit Date.

Section 4.08.  Determination Date Calculations; Application of Available Funds.

(a)           On each Determination Date, the Servicer shall calculate the following amounts with respect to the related Distribution Date and Collection Period:

(i)      the Available Collections;

(ii)     the Total Servicing Fee (including the amount of any Nonrecoverable Advances);

(iii)    if not previously paid, the Total Trustee Fees;

(iv)    the Interest Distributable Amount for each Class of Class A Notes;

(v)     the Priority Principal Distributable Amount;

(vi)    the Regular Principal Distributable Amount; and

(vii)   the sum of the amounts described in clauses (ii) through (v) above (the “Required Payment Amount”); provided, however, that so long as the Notes have not been accelerated in accordance with the Indenture following an Event of Default, the aggregate amount to be included in the Required Payment Amount pursuant to clause (iii) above shall not exceed $100,000 in any given calendar year.

On each Determination Date, the Servicer shall calculate the Reserve Fund Amount, the Reserve Fund Required Amount, the Reserve Fund Draw Amount and the amount, if any, by which the Reserve Fund Required Amount exceeds the Reserve Fund Amount (after giving effect to any deposits to the Reserve Fund and the withdrawal of the Reserve Fund Draw Amount for such Distribution Date).

(b)           On each Determination Date, the Servicer shall instruct the Indenture Trustee to apply (or cause to be applied) on the related Distribution Date, the Available Funds for such Distribution Date to make the related payments and deposits set forth in Section 2.08 of the Indenture.

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Section 4.09.  Statements to Securityholders.  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuer, but not later than the latest date permitted by law, the Servicer shall cause each Trustee to mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing certain information for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder’s preparation of federal income tax returns.  In addition, the Servicer shall furnish to the Trustees for distribution to such Person at such time any other information necessary under Applicable Law for the preparation of such income tax returns.

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ARTICLE FIVE

THE DEPOSITOR

Section 5.01.  Representations and Warranties of Depositor.  The Depositor makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property.  The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing.  The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

(b)           Due Qualification.  The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Depositor, materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Depositor Basic Documents, the Receivables or the Securities.

(c)           Power and Authority.  The Depositor has the power and authority to execute, deliver and perform its obligations under the Depositor Basic Documents.  The Depositor has the power and authority to sell, assign, transfer and convey the property to be transferred to and deposited with the Issuer and has duly authorized such sale, assignment, transfer and conveyance by all necessary limited liability company action; and the execution, delivery and performance of the Depositor Basic Documents has been duly authorized by the Depositor by all necessary limited liability company action.

(d)           Valid Sale; Binding Obligation.  This Agreement effects a valid sale, transfer, assignment and conveyance to the Issuer of the Receivables and the other Trust Property, enforceable against all creditors of and purchasers from the Depositor.  Each Depositor Basic Document constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights in general, and by general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

(e)           No Violation.  The execution, delivery and performance by the Depositor of the Depositor Basic Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof does

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not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time, or both) a default under, the certificate of formation or limited liability company agreement of the Depositor, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time, or both) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it shall be bound or to which any of its properties is subject; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor or of Governmental Authority having jurisdiction over the Depositor or its properties, which conflict, breach, default, Lien or violation would have a material adverse effect on the performance by the Depositor of its obligations under or the validity or enforceability of, the Depositor Basic Documents, the Receivables or the Securities.

(f)           No Proceedings.  There are no Proceedings or investigations pending, or to the Depositor’s knowledge, threatened against the Depositor, before any Governmental Authority having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of any Basic Document or the Securities, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Depositor Basic Documents, the Receivables or the Securities or (iv) relating to the Depositor and which might adversely affect the federal income tax attributes of the Issuer or the Securities.

Section 5.02.  Liability of Depositor; Indemnities.

(a)           The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(b)           The Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated by the Basic Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or federal or State income taxes arising out of distributions on the Securities), and all costs and expenses in defending against such taxes.

(c)           The Depositor shall indemnify, defend and hold harmless the Issuer, the Trustees and the Securityholders from and against any loss, liability, claim, damage or expense incurred by reason of the Depositor’s willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under the Depositor Basic Documents, or by reason of reckless disregard of its obligations and duties under the Depositor Basic Documents.

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(d)           The Depositor shall indemnify, defend and hold harmless the Trustees from and against all losses, liabilities, claims, damages or expenses arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein, in the Trust Agreement (in the case of the Owner Trustee) and in the Indenture (in the case of the Indenture Trustee), except to the extent that such loss, liability, claim, damage or expense (i) shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of (A) the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement or (B) the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder, (iii) shall be one as to which the Servicer is required to indemnify either Trustee or (iv) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify either Trustee.  The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Trust Property.

(e)           Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.  Notwithstanding anything to the contrary contained herein, the Depositor shall only be required to pay (i) any fees, expenses, indemnities or other liabilities that it may incur under the Basic Documents from funds available pursuant to, and in accordance with, the payment priorities set forth in this Agreement and the other Basic Documents and (ii) to the extent the Depositor has additional funds available (other than funds described in clause (i) above) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor in accordance with the Depositor’s certificate of formation, operating agreement and all financing documents to which the Depositor is a party.  The agreement set forth in the preceding sentence shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.  In addition, no amount owing by the Depositor hereunder in excess of liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it.

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Section 5.03.  Merger, Consolidation or Assumption of the Obligations of Depositor.  Any Person (i) into which the Depositor shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Depositor shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Depositor, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (A) the Depositor shall have delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section, (B) the Depositor shall have delivered to the Trustees an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to fully preserve and protect such interest and (C) the Rating Agency Condition shall have been satisfied.  Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (A), (B) and (C) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

Section 5.04.  Limitation on Liability of Depositor and Others.  The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor and any director or officer or employee or agent of the Depositor shall be reimbursed by the Indenture Trustee for any contractual damages, liability or expense incurred by reason of the Indenture Trustee’s willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of its duties hereunder, or by reason of reckless disregard of its respective obligations and duties hereunder.  The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.  The indemnities contained in this Section shall survive the resignation of the Indenture Trustee or termination of this Agreement.

Section 5.05.  Depositor Not to Resign.  Subject to the provisions of Section 5.03, the Depositor shall not resign from the obligations and duties hereby imposed on it as Depositor hereunder.

Section 5.06.  Depositor May Own Securities.  The Depositor and any of its Affiliates may, in its individual or any other capacity, become the owner or pledgee of Securities with the same rights as it would have if it were not the Depositor or an Affiliate of the Depositor, except as otherwise expressly provided herein or in any other Basic Document (including in the definition of the terms “Note Balance” and “Outstanding”).  Except as otherwise expressly provided herein or in the other Basic Documents (including in the definition of the terms “Note Balance” and “Outstanding”), Securities so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic

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Documents, without preference, priority or distinction as among the Notes and the Certificates as the case may be.

Section 5.07.  Covenants of Depositor.  The Depositor makes the following covenants as of the date of this Agreement:

(a)           The Depositor makes the covenants in Section 2.08, 4.03(c)(iv) and 4.03(c)(v) of the Depositor Limited Liability Company Agreement, which covenants are hereby incorporated into and made a part of this Agreement.

(b)           The Depositor shall not conduct or promote any activities except as set forth in Section 2.04 of the Depositor Limited Liability Company Agreement.

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ARTICLE SIX

THE SERVICER

Section 6.01.  Representations and Warranties of Servicer.  The Servicer makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property.  The representations and warranties speak as of the date of execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a)           Organization and Good Standing.  The Servicer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and continues to hold a valid certificate to do business as such.  It is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized would have a material adverse effect on its business, properties, assets or condition (financial or other) and those of its subsidiaries, considered as one enterprise.  The Servicer has, and at all relevant times had, the power, authority and legal right to service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer.

(b)           Due Qualification.  The Servicer is duly qualified to do business in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Servicer, materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Servicer Basic Documents, the Receivables or the Securities.

(c)           Power and Authority.  The Servicer has the power and authority to execute, deliver and perform its obligations under the Servicer Basic Documents; and the execution, delivery and performance of the Servicer Basic Documents have been duly authorized by the Servicer by all necessary action.

(d)           Binding Obligation.  Each Servicer Basic Document constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights in general, and by general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

(e)           No Violation.  The execution, delivery and performance by the Servicer of the Servicer Basic Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited

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liability company agreement of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party, by which the Servicer is bound or to which any of its properties are subject; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Servicer Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer or its properties of any Governmental Authority having jurisdiction over the Servicer or any of its properties.

(f)           No Proceedings.  There are no Proceedings or investigations pending or, to the knowledge of the Servicer, threatened, against the Servicer before any Governmental Authority having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of any Basic Document, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Basic Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or the Receivables or (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Securities.

Section 6.02.  Liability of Servicer; Indemnities.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.  Such obligations shall include the following:

(a)           The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustees, the Securityholders and the Depositor from and against all losses, liabilities, claims, damages and expenses arising out of or incurred in connection with the use, ownership or operation by the Servicer or any Affiliate of the Servicer of a Financed Vehicle.

(b)           The Servicer shall indemnify, defend and hold harmless the Issuer, the Depositor and the Trustees from and against any taxes that may at any time be asserted against any such Person as a result of or relating to the transactions contemplated herein and in the other Basic Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or federal or State income taxes arising out of distributions on the Securities) and costs and expenses in defending against such taxes.

(c)           The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustees, the Securityholders and the Depositor from and against any loss, liability, claim, damage or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties under the Servicer Basic Documents or by reason of a reckless disregard of its obligations and duties under the Servicer Basic Documents.

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(d)           The Servicer shall indemnify, defend and hold harmless the Trustees and their respective officers, directors, employees and agents from and against all losses, liabilities, claims, damages and expenses arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and contained in the Trust Agreement (in the case of the Owner Trustee) and contained in the Indenture (in the case of the Indenture Trustee), except to the extent that such loss, liability, claim, damage or expense: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder or (iv) relates to any tax other than to the taxes with respect to which either the Depositor or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

(e)           The Servicer shall pay the Owner Trustee compensation, reimbursement or other payments owed to it pursuant to Sections 8.01 and 8.02 of the Trust Agreement.

In addition to the foregoing indemnities, if either Trustee is entitled to indemnification by the Depositor pursuant to Section 5.02 and the Depositor is unable for any reason to provide such indemnification to either Trustee, then the Servicer shall be liable for any indemnification that such Trustee is entitled to under Section 5.02.  For purposes of this Section, in the event of a termination of the rights and obligations of the Servicer (or any Successor Servicer) pursuant to Section 7.01 or a resignation by such Servicer pursuant to Section 6.05, such Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer (other than the Indenture Trustee) pursuant to Section 7.02.  Indemnification under this Section by the Servicer (or any Successor Servicer), with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of each Person as Servicer or a resignation by such Person as Servicer, as well as the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, as the case may be, without interest.

Section 6.03.  Merger or Consolidation of, or Assumption of the Obligations of Servicer.  Any Person (i) into which the Servicer shall be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) which may succeed to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties hereto; provided, however, the Servicer shall have delivered to the Depositor and the Trustees (a) an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion or consolidation and such agreement of assumption comply with this Section

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and (b) an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the assets of the Issuer and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (2) no such action shall be necessary to preserve and protect such interest.  Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (a) and (b) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.  The Servicer shall provide prior written notice of any merger, conversion, consolidation or succession pursuant to this Section to the Trustees, the Rating Agencies and the Depositor.  The Servicer shall provide such information in writing as reasonably requested by the Depositor to allow the Depositor to comply with its Exchange Act reporting obligations with respect to a Successor Servicer.

Section 6.04.  Limitation on Liability of Servicer and Others.

(a)           Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer or any Securityholders for any action taken or for refraining from the taking of any action pursuant hereto, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Servicer and any of its respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b)           Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer and service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

Section 6.05.  MBFS USA Not to Resign as Servicer.  MBFS USA will not resign as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under law.  Prior to the effectiveness of such resignation, MBFS USA will deliver to the Depositor and the Trustees (i) notice of any such determination permitting the resignation of MBFS USA as Servicer and (ii) an Opinion of Counsel to such effect.  Any such resignation will become effective in accordance with Section 7.02.

Section 6.06.  Servicer May Own Securities.  The Servicer and any of its Affiliates may, in its individual or other capacity, become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise expressly provided herein or in any other Basic Document (including in the definition of the terms “Note Balance” and “Outstanding”).  Except as otherwise expressly provided herein or in the

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other Basic Documents (including in the definition of the terms “Note Balance” and “Outstanding”), Securities so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority or distinction as among the Notes and the Certificates, as the case may be.

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ARTICLE SEVEN

SERVICER TERMINATION EVENTS

Section 7.01.  Servicer Termination Events.  The occurrence of any one of the following events shall constitute an event of servicing termination hereunder (each, a “Servicer Termination Event”):

(a)           any failure by the Servicer to deliver to the Indenture Trustee the Investor Report for any Collection Period, which failure shall continue unremedied beyond the earlier of two Business Days following the date such Investor Report was required to be delivered and the related Distribution Date, or any failure by the Servicer to make any required payment or deposit under this Agreement, which failure shall continue unremedied beyond the earlier of five Business Days following the date such payment or deposit was due and, in the case of a payment or deposit to be made no later than a Distribution Date or the related Deposit Date, such Distribution Date or Deposit Date, as applicable;

(b)           any failure by the Servicer to duly observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure shall materially and adversely affect the rights of the Depositor or the Noteholders and shall continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Servicer by the Depositor or either Trustee or (ii) to the Depositor, the Servicer and the Trustees by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class (or, after the Notes have been paid in full, the holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interests then outstanding);

(c)           any representation or warranty of the Servicer made in this Agreement, or in any certificate delivered pursuant hereto or in connection herewith, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer, proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after the date on which written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been given (i) to the Servicer by the Depositor or either Trustee or (ii) to the Depositor, the Servicer and the Trustees by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class; or

(d)           an Insolvency Event occurs with respect to the Servicer.

If a Servicer Termination Event shall have occurred and not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class (or holders of Certificates representing not less than 51% of the aggregate Certificate Percentage Interests outstanding if the Notes are no longer Outstanding), in

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each case by providing a Servicer Termination Notice to the Depositor, the Owner Trustee and the Servicer (and to the Indenture Trustee if given by the Noteholders) may terminate all the rights and obligations of the Servicer under this Agreement; provided, however, that the indemnification obligations of the Servicer under Section 6.02 shall survive such termination.

On or after the receipt by the Servicer of a Servicer Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Trust Property or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 7.02; and, without limitation, the Trustees are hereby authorized and empowered to execute and deliver, on behalf of the outgoing Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files or the certificates of title to the Financed Vehicles, or otherwise.  The outgoing Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the outgoing Servicer under this Agreement, including the transfer to the Indenture Trustee or such Successor Servicer for administration by it of all cash amounts that shall at the time be held by the outgoing Servicer for deposit, or have been deposited by the outgoing Servicer, in the Accounts or thereafter received with respect to the Receivables, all Receivable Files and all information or documents that the Indenture Trustee or such Successor Servicer may require.  In addition, the Servicer shall transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request.  All Transition Costs shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

The Trustees shall have no obligation to notify the Noteholders, the Certificateholders or any other Person of the occurrence of any event specified in this Section prior to the continuance of such event through the end of any cure period specified in this Section.

Section 7.02.  Appointment of Successor Servicer.  Upon the resignation of the Servicer pursuant to Section 6.05 or the termination of the Servicer pursuant to Section 7.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the obligations and duties placed on the Servicer by the terms and provisions of this Agreement, and shall provide such information in writing as reasonably requested by the Depositor to allow the Depositor to comply with its Exchange Act reporting obligations with respect to the Indenture Trustee in its capacity as Successor Servicer; provided, however, that the Indenture Trustee, as Successor Servicer, shall not, in any event, be required to make any Advances pursuant to Section 4.06 and shall have no obligations pursuant to Section 3.09 with respect to the fees and expenses of the Trustees, the fees and expenses of the  attorneys for the Trustees, the fees and expenses of any custodian appointed by the Trustees, the fees and expenses of Independent accountants or expenses incurred in connection with distributions and reports to the Securityholders.  As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such resignation or termination had occurred, except that all collections on or in respect of the Receivables shall be

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deposited in the Collection Account within two Business Days of receipt and shall not be retained by the Servicer.  Notwithstanding the foregoing, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement.  In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer out of collections on or in respect of the Receivables as it and such successor shall agree; provided, however, that such compensation shall not be greater than that payable to MBFS USA as initial Servicer hereunder without the prior consent of the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class (or Holders of Certificates representing not less than 51% of the aggregate Certificate Percentage Interests then outstanding if the Notes are no longer Outstanding).  The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including providing such information in writing as reasonably requested by the Depositor to allow the Depositor to comply with its Exchange Act reporting obligations with respect to such Successor Servicer.  The Indenture Trustee shall not be relieved of its duties as Successor Servicer under this Section until a newly appointed Servicer shall have assumed the obligations and duties of the terminated Servicer under this Agreement.  Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer hereunder.

Section 7.03.  Effect of Servicing Transfer.

(a)           After a transfer of servicing hereunder, the Indenture Trustee or Successor Servicer shall notify the Obligors to make directly to the Successor Servicer payments that are due under the Receivables after the effective date of such transfer.

(b)           Except as provided in Section 7.02, after a transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the administration, servicing, custody or collection of the Receivables and the Successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts or items held by the outgoing Servicer (properly endorsed where required for the Successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables.

(c)           Any Successor Servicer shall provide the Depositor with access to the Receivable Files and to the Successor Servicer’s records (whether written or automated) with respect to the Receivable Files.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Successor Servicer.  Nothing in this Section shall affect the obligation of a Successor Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

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(d)           Any transfer of servicing hereunder shall not constitute an assumption by the related Successor Servicer of any liability of the related outgoing Servicer arising out of any breach by such outgoing Servicer of such outgoing Servicer’s duties hereunder prior to such transfer of servicing.

Section 7.04.  Notification to Noteholders and Rating Agencies.  Upon any notice of a Servicer Termination Event or upon any termination of, or any appointment of a successor to, the Servicer pursuant to this Article, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Rating Agencies.

Section 7.05.  Waiver of Past Servicer Termination Events.  The Noteholders evidencing not less than 51% of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive any Servicer Termination Event and its consequences, except an event resulting from the failure to make any required deposits to or payments from the Accounts in accordance with this Agreement.  Upon any such waiver of a Servicer Termination Event, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

Section 7.06.  Repayment of Advances.  If the identity of the Servicer shall change, the outgoing Servicer shall be entitled to receive reimbursement for outstanding and unreimbursed Advances made pursuant to Section 4.06 by the outgoing Servicer.

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ARTICLE EIGHT

TERMINATION

Section 8.01.  Optional Purchase of All Receivables.

(a)           If, as of the last day of any Collection Period, the Pool Balance shall be less than or equal to 10% of the Cutoff Date Pool Balance, the Servicer shall have the option to purchase on the following Distribution Date the Trust Estate, other than the Accounts.  To exercise such option, the Servicer shall notify the Depositor, the Owner Trustee, the Indenture Trustee and the Rating Agencies, not fewer than ten nor more than 30 days prior to the Distribution Date on which such repurchase is to be effected and shall deposit into the Collection Account on the related Deposit Date an amount equal to the aggregate Purchase Amount for the Receivables (including Receivables that became Defaulted Receivables during the related Collection Period), less the Reserve Fund Amount, which funds shall be transferred from the Reserve Fund into the Collection Account.  Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account (together with amounts on deposit in the Reserve Fund and the Collection Account) pursuant to this Section is at least equal to the sum of all amounts due to the Servicer under this Agreement plus the Note Balance plus all accrued but unpaid interest (including any overdue interest) on the Notes plus all amounts due to the Servicer for any outstanding and unreimbursed Advances and Nonrecoverable Advances plus all accrued but unpaid Total Trustee Fees.  Upon such payment, the Seller shall succeed to and own all interests in and to the Issuer.  The aggregate amount so deposited in respect of such Distribution Date, plus, to the extent necessary, all amounts in the Reserve Fund, if any, shall be used to make payments in full to the Noteholders in the manner set forth in Article Four.

(b)           Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Indenture Trustee shall continue to carry out its obligations hereunder with respect to the Certificateholders, including making distributions from the Collection Account in accordance with Section 4.08(c) and making withdrawals from the Reserve Fund in accordance with Sections 4.02 and 4.07.

Section 8.02.  Termination.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate upon the earliest to occur of (i) the maturity or liquidation of the latest maturing Receivable and the disposition of any amounts received thereon in accordance with Section 2.08 of the Indenture, (ii) the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them under the Basic Documents and (iii) the exercise by the Servicer of its rights under Section 8.01, the deposit into the Collection Account by the Servicer of the amount required to be deposited therein in accordance with Section 8.01 and the application of such amounts in accordance with Section 2.08 of the Indenture.

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ARTICLE NINE

EXCHANGE ACT REPORTING

Section 9.01.  Further Assurances.  The Indenture Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Issuer.  The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith.  In addition to the other information specified in this Article Nine, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Indenture Trustee and the Servicer shall provide the Depositor with (i) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (ii) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.  Each of the Servicer and the Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.

Section 9.02.  Form 10-D Filings.  So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, no later than each Determination Date, each of the Indenture Trustee and the Servicer shall notify (and the Servicer shall cause any subservicer to notify) the Depositor of any Form 10-D Disclosure Item with respect to such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person), together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor.  In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Servicer shall provide such information which is available to the Servicer, without unreasonable effort or expense regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the statements to Securityholders pursuant to Section 4.09, commencing with the first such report due not less than five Business Days following such request.

Section 9.03.  Form 8-K Filings.  So long as the Depositor is required to file Exchange Act Reports with respect to the Issuer, each of the Indenture Trustee and the Servicer shall promptly notify the Depositor, but in no event later than two Business Days after its occurrence, of any Reportable Event of which such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person) has actual knowledge.  Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

Section 9.04.  Form 10-K Filings.  So long as the Depositor is required to file Exchange Act Reports, (i) if the Item 1119 Parties listed on Schedule B have changed since the Closing

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Date, no later than February 1 of each year, commencing in 2012, the Depositor shall provide each of the Indenture Trustee and the Servicer with an updated Schedule B setting forth the Item 1119 Parties and (ii) no later than March 15 of each year, commencing in 2012, the Indenture Trustee and the Servicer shall notify the Depositor of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor.

Section 9.05.  Report on Assessment of Compliance and Attestation.  So long as the Depositor is required to file Exchange Act Reports, on or before March 15 of each calendar year, commencing in 2012:

(a)           The Indenture Trustee shall deliver to the Depositor and the Servicer the Servicing Criteria Assessment.  Such report shall be signed by an authorized officer of the Indenture Trustee and shall at a minimum address each of the Servicing Criteria specified on a certification substantially in the form of Part I of Schedule C hereto delivered to the Depositor concurrently with the execution of this Agreement (provided that such certification may be revised after the date of this Agreement as agreed by the Depositor and the Indenture Trustee to reflect any guidance with respect to such criteria from the Commission).  To the extent any of the Servicing Criteria are not applicable to the Indenture Trustee, with respect to asset-backed securities transactions taken as a whole involving the Indenture Trustee and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect.  The Indenture Trustee acknowledges and agrees that the Depositor and the Servicer with respect to its duties as the Certifying Person, and each of their respective officers and directors shall be entitled to rely upon each such Servicing Criteria Assessment and the attestation delivered pursuant to Section 9.05(b).

(b)           The Indenture Trustee shall deliver to the Depositor and the Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 13a-18 and 15d-18 of the Exchange Act (or any successor provisions), Rules 1-02(a)(3) and 2-02(g) of Regulation S-X (or any successor provisions) under the Securities Act and the Exchange Act, including, that, in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(c)           In the event the Indenture Trustee is terminated or resigns during the term of this Agreement, such Person shall provide the documents and information pursuant to this Section with respect to the period of time it was subject to this Agreement or provided services with respect to the Issuer or the Receivables.

Section 9.06.  Back-up Sarbanes-Oxley Certification.

(a)           No later than March 15 of each year, beginning in 2012, the Servicer shall provide the Performance Certification to the Certifying Person as Schedule D (in the case of the

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Servicer), in each case on which the Certification Parties can reasonably rely; provided that so long as the Servicer is an Affiliate of the Depositor, the Servicer may, but is not required to deliver the Performance Certificate.

(b)           The Depositor will not request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Issuer.  In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, the Servicer shall promptly notify the Depositor.

Section 9.07.  Representations and Warranties.  The Indenture Trustee represents that:

(i)      there are no affiliations relating to the Indenture Trustee with respect to any Item 1119 Party;

(ii)     there are no relationships or transactions with respect to any Item 1119 Party and the Indenture Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the transactions contemplated under the Basic Documents, and that are material to the investors’ understanding of the Notes; and

(iii)    there are no legal Proceedings pending, or known to be contemplated by Governmental Authorities, against the Indenture Trustee, or of which the property of the Indenture Trustee is subject, that is material to the Noteholders.

Section 9.08.  Indemnification.

(a)           Each of the Indenture Trustee and the Servicer (if the Servicer is not MBFS USA) shall indemnify the Depositor, the Servicer with respect to its duties as Certifying Person or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)      (A) any untrue statement of a material fact contained or alleged to be contained in the Provided Information or (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) shall be construed solely by reference to the related Provided Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(ii)      with respect to the Indenture Trustee, any failure by the Indenture Trustee to deliver any Servicing Criteria Assessment when and as required under this Article and

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with respect to the Servicer, any failure by the Servicer to deliver any information, report, certification, accountant’s letter or other material when and as required under Section 3.11 or 3.12 or this Article, as applicable.

(b)           In the case of any failure of performance described in Section 9.08(a)(ii), each of the Indenture Trustee and the Servicer shall promptly reimburse the Depositor for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Indenture Trustee or the Servicer, as applicable.

(c)           Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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ARTICLE TEN

MISCELLANEOUS

Section 10.01.  Amendment.

(a)           This Agreement may be amended from time to time by the parties hereto without the consent of any of the Noteholders to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provisions in this Agreement or any offering document used in connection with the initial offer and sale of the Notes, to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, however, that no such amendment (i) may materially adversely affect the interests of any Noteholder, as evidenced by either an Opinion of Counsel to the Servicer delivered to the Indenture Trustee or a letter from each Rating Agency to the effect that the amendment would not result in a qualification, downgrading or withdrawal of its then-current rating of any Class of Notes and (ii) will be permitted unless an Opinion of Counsel is delivered to the Depositor and the Trustees to the effect that such amendment will not cause the Issuer to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding. Any amendment which affects the Owner Trustee, however, shall require the Owner Trustee’s written consent.

(b)           This Agreement may also be amended from time to time by the parties hereto, with the consent of the Indenture Trustee and the Holders of Notes evidencing at least 66⅔% of the Note Balance of the Controlling Class (or if the Notes are no longer Outstanding, Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interests), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment (i) will be permitted unless an Opinion of Counsel is delivered to the Depositor and the Trustees to the effect that such amendment will not cause the Issuer to be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or any Noteholder and (ii) may (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or change any Interest Rate or the Reserve Fund Required Amount without the consent of 100% of the Noteholders of Notes then Outstanding or (B) reduce the percentage of the Note Balance of the Controlling Class, the consent of the Noteholders of which is required for any amendment to this Agreement without the consent of 100% of the Noteholders of Notes then Outstanding.  Any amendment which affects the Owner Trustee, however, shall require the Owner Trustee’s written consent.

(c)           An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder if the Person requesting such amendment obtains and delivers to the Trustees (i) an Opinion of Counsel to that effect or (ii) a letter from each Rating Agency to the effect that the amendment would not result in a qualification, downgrading or withdrawal of its then-current rating of any Class of the Notes.

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(d)           Prior to the execution of any amendment or consent pursuant to this Section, the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency.

(e)           Promptly after the execution of any amendment or consent pursuant to Section 10.01(b), the Owner Trustee shall furnish (i) written notification of the substance of such amendment or consent to each Certificateholder.  It shall not be necessary for the consent of the Noteholders pursuant to Section 10.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Trustees may prescribe.

(f)           Prior to the execution of any amendment pursuant to this Section, the Depositor and the Trustees shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and (ii) an Officer’s Certificate of the Servicer that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with.  The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee’s or Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(g)           Notwithstanding the foregoing provisions of this Section, in the event the parties to this Agreement desire to further clarify or amend any provision of Article Nine, or subject to Section 9.05(a), the information contained in Schedule C, this Agreement shall be amended to reflect the new agreement between the parties covering matters in Article Nine, pursuant to Section 9.01, or Schedule C; provided, however, that (i) such amendment will not require any Opinion of Counsel or any letter from a Rating Agency to the effect that the amendment would not result in a qualification, downgrading or withdrawal of its then-current rating of any Class of Notes or the consent of any Securityholder and (ii) the Servicer shall have given written notice to the Rating Agencies not fewer than ten days prior to the effectiveness of any such amendment.

Section 10.02.  Protection of Title to Issuer.

(a)           The Depositor or the Servicer, or both, shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof.  The Depositor or the Servicer, or both, shall deliver (or cause to be delivered) to the Trustees file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)           Neither the Depositor nor the Servicer shall change its name, identity or organizational structure in any manner that would make any financing statement or continuation statement filed in accordance with Section 10.02(a) seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Trustees at least 30 days’ prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to

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continue the perfection of the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Receivables and the proceeds thereof.

(c)           Each of the Seller, the Depositor and the Servicer shall give the Trustees at least 30 days’ prior written notice of any change in its name, identity, organizational structure or jurisdiction of organization or any relocation of its principal place of business or chief executive office if, as a result of such change or relocation, the applicable provisions of the UCC would require the filing of any amendment to any previously filed financing statement or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or new financing statement.  The Depositor shall at all times maintain its jurisdiction of organization, its principal place of business and its chief executive office within the United States.  The Servicer shall at all times maintain each office from which it shall service Receivables, and each office at which the Receivable Files are located, within the United States.

(d)           The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)           The Servicer shall maintain its computer systems so that, from and after the time of transfer of the Receivables to the Issuer pursuant to this Agreement, the Servicer’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly and unambiguously the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture.  Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, such Receivable shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

(f)           If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in any motor vehicle installment sales or installment loans contract to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, CDs, records or printouts (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly and unambiguously that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee (unless such Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer).

(g)           The Servicer shall permit the Trustees and their respective agents at any time during normal business hours, upon reasonable prior notice, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h)           If the Seller has repurchased one or more Receivables from the Issuer pursuant to Section 2.05 or the Servicer has purchased one or more Receivables from the Issuer pursuant to Section 3.08, the Servicer shall, upon request, furnish to the Owner Trustee or to the Indenture

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Trustee, within ten Business Days, a list of all Receivables (by contract number) then held as part of the Issuer, together with a reconciliation of such list to the Schedule of Receivables (as amended or supplemented to date) and to each of the Investor Reports furnished before such request indicating removal of Receivables from the Issuer.

(i)           The Servicer shall deliver to the Depositor and the Trustees, promptly after the authorization and delivery of each amendment to any financing statement delivered pursuant to this Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Depositor (in the case of an opinion delivered by the Servicer) or the Issuer and the Indenture Trustee (in the case of an opinion delivered by the Depositor) in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(j)           The Depositor shall, to the extent required by Applicable Law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

Section 10.03.  Notices.  Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) a facsimile, when receipt is confirmed by telephone or by reply e-mail or reply facsimile from the recipient, (b) an e-mail, when receipt is confirmed by telephone or by reply e-mail from the recipient and (c) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(b) through (ii)(c) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) the Depositor, at 36455 Corporate Drive, Farmington Hills, Michigan  48331, Attention: Steven C. Poling (steven.c.poling@daimler.com, telecopier: (248) 991-6962), (ii) the Seller, at 36455 Corporate Drive, Farmington Hills, Michigan  48331, Attention: Steven C. Poling (steven.c.poling@daimler.com, telecopier: (248) 991-6962), (iii) the Servicer, at 36455 Corporate Drive, Farmington Hills, Michigan  48331, Attention: Steven C. Poling (steven.c.poling@daimler.com, telecopier: (248) 991-6962), (iv) the Issuer or the Owner Trustee, at the Corporate Trust Office, Attention: Yvette Howell (yhowell@wilmingtontrust.com), telecopier: (302) 636-4145), (v) the Indenture Trustee, at the Corporate Trust Office, Attention: Melissa Rosal (melissa.rosal@usbank.com, telecopier: (312) 325-8905), (vi) Fitch, at Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Auto ABS Surveillance Department (e-mail: notifications.abs@fitchratings.com), (vii) Moody’s, at Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center, 25th Floor, 250 Greenwich Street, New York, New York  10007 (e-mail: Servicerreports@moodys.com) and (viii) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

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Section 10.04.  Assignment.

(a)           Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section or as provided in Sections 6.03 and 7.02, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustees and the Holders of Notes evidencing at least 66⅔% of the Note Balance of the Controlling Class.

(b)           The Depositor hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Trust Property and the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

Section 10.05.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

Section 10.06.  Further Assurances.  The Servicer agrees to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the other parties hereto to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.

Section 10.07.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Depositor, either Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 10.08.  Successors and Assigns; Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement, the Owner Trustee and their assigns.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 10.09.  Actions by Securityholders.

(a)           Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders or the Certificateholders, such action, notice or instruction may be taken or given by any Noteholder or any Certificateholder, as applicable, unless such provision requires a specific percentage of the Noteholders or the Certificateholders.

(b)           Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder or a Certificateholder shall bind such Noteholder or Certificateholder and every

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subsequent Holder of the related Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

Section 10.10.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Section 10.11.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 10.12.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.13.  No Petition.  Each of the Seller, the Servicer and the Trustees covenants and agrees that it will not at any time institute against, or join any Person in instituting against, the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to any of the Basic Documents and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer during the same period.

Section 10.14.  No Recourse.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 10.15.  Servicer Payment Obligation.  The Servicer shall be responsible for the payment of all fees and expenses of the Issuer and the Trustees paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain or cause to be obtained or maintained any required license under the (i) Maryland Vehicle Sales Finance Act or (ii) Pennsylvania Motor Vehicle Sales Finance Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MERCEDES-BENZ AUTO RECEIVABLES TRUST 2011-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name
Title

DAIMLER RETAIL RECEIVABLES LLC, as Depositor

By:
Name:
Title:

By:
Name:
Title:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Seller

By:
Name:
Title:

By:
Name:
Title:

Sale and Servicing Agreement

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Seller

By:
Name:
Title:

By:
Name:
Title:

Agreed and Accepted:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Sale and Servicing Agreement

SCHEDULE A

LOCATION OF RECEIVABLE FILES

Iron Mountain
1248 Avenue R
Grand Prairie, Texas  48089

DealerTrack Collateral Management Services
9750 Goethe Road
Sacramento, California  95827

SA-1

SCHEDULE B

ITEM 1119 PARTIES

None

SB-1

SCHEDULE C
SERVICING AND DISCLOSURE ITEMS

Schedule C
Part I – Servicing Criteria (To Be Addressed in the Report on Assessment of Compliance)

The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up Servicer for the Pool Assets are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
N/A
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and identification, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A for Obligor disbursements.	Servicer
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Servicer
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Servicer Indenture Trustee

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Responsible Party
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Indenture Trustee
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Servicer Indenture Trustee
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		Indenture Trustee
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		Indenture Trustee
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		Indenture Trustee

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Responsible Party
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		Servicer
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		Servicer
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		Servicer
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt and identification, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
Servicer
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Servicer
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Servicer
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Responsible Party
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
N/A
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

Schedule C
Part II - Form 10-D Disclosure Items

FORM 10-D DISCLOSURE ITEMS
Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information
Information included in the Monthly Investor Report	Servicer Administrator
Any information required by 1121 which is NOT included on the Monthly Investor Report	Depositor
Item 2: Legal Proceedings

•  Any legal Proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any Proceeding known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Depositor
• Sponsor (Seller)	Seller (if a party to the Sales and Servicing Agreement) or Depositor
• Depositor	Depositor
• Indenture Trustee	Indenture Trustee
• Administrator	Administrator
• Servicer	Servicer
• Owner Trustee	Owner Trustee
• 1110(b) Originator	Depositor
• Any 1108(a)(2) Servicer (other than the Servicer or Administrator)	Depositor
• Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Administrator
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Administrator Indenture Trustee

FORM 10-D DISCLOSURE ITEMS
Item on Form 10-D	Responsible Party
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
• Determining applicable disclosure threshold	Depositor
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
• Determining current maximum probable exposure	Depositor
• Determining current significance percentage	Depositor
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Schedule C
Part III - Form 10-K Disclosure Items

FORM 10-K DISCLOSURE ITEMS
Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Depositor
Additional Item: Disclosure per Item 1117 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to the issuing entity, (iii) the Depositor as to the sponsor, any 1106(b) originator, any 1100(d)(1) party
Additional Item: Disclosure per Item 1119 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Depositor as to he sponsor, originator, significant obligor, enhancement or support provider
Additional Item: Disclosure per Item 1112(b) of Reg AB	Depositor/ Servicer
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Depositor

Schedule C
Part IV - Form 8-K Disclosure (Reportable Events)

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.

All parties as to themselves
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties as to themselves
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
• Sponsor (Seller)	Depositor/Sponsor (Seller)
• Depositor	Depositor
• Servicer	Servicer
• Affiliated Servicer	Servicer
• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
• Other material servicers	Servicer
• Indenture Trustee	Indenture Trustee
• Administrator	Administrator
• Significant Obligor	Depositor
• Credit Enhancer (10% or more)	Depositor
• Derivative Counterparty	Depositor
• Owner Trustee	Owner Trustee
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Servicer Administrator

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Administrator Indenture Trustee Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Administrator

Requires disclosure of any removal, replacement, substitution or addition of any Servicer, affiliated servicer, and other servicer servicing 10% or more of pool assets at time of report, other material servicers or Indenture Trustee.

A change of both – Depositor A change of Servicer or Administrator - Servicer/Administrator/Depositor/
Reg AB disclosure about any new servicer or Servicer is also required.	Servicer/Depositor
Reg AB disclosure about any new Indenture Trustee is also required.	New Indenture Trustee
Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

N/A
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Servicer Indenture Trustee
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	Depositor

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party, as applicable, for reporting/disclosing the financial statement or exhibit

SCHEDULE D

PERFORMANCE CERTIFICATION
(SERVICER)

Re:           Mercedes-Benz Auto Receivables Trust 2011-1

The undersigned Servicer hereby certifies to _______ and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Issuer to be signed by an officer of the Servicer and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I have reviewed:

(i)        the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”);

(ii)       the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”);

(iii)      the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”); and

(iv)      all servicing reports, officer’s certificates and other information relating to the servicing of the Receivables by the Servicer during 201__ that were delivered by the Servicer to the Indenture Trustee pursuant to the Agreement (collectively, the “Servicing Information”).

2.           Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information.

3.           Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Indenture Trustee.

4.           I am responsible for reviewing the activities performed by Mercedes-Benz Financial Services USA LLC, as Servicer (the “Servicer”) under the Sale and Servicing Agreement, dated as of June 1, 2011 (the “Agreement”), among Mercedes-Benz Auto Receivables Trust 2011-1, as issuer (the “Issuer”), Daimler Retail Receivables LLC, as Depositor, Mercedes-Benz Financial Services USA LLC, as Servicer and as Seller and based on

SD-1

my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects.

5.           The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer pursuant to the Agreement, have been provided to the Indenture Trustee.  Any material instances of noncompliance described in such reports have been disclosed to the Depositor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Agreement.

Date: ____________________

MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:
Name
Title

SD-2

EXHIBIT A

REPRESENTATIONS AND WARRANTIES AS TO THE RECEIVABLES

The following representations and warranties shall be made in respect of the Receivables being transferred to the Issuer on the Closing Date as of the Cutoff Date.

(i)      Characteristics of Receivables.  Each Receivable (a) was originated in the United States by the Seller or a Dealer located in the United States for the retail sale of a Financed Vehicle in the ordinary course of the Seller’s or the applicable Dealer’s business in accordance with the Seller’s credit policies as of the date of origination or acquisition of the related Receivable, is payable in United States dollars, has been fully and properly executed by the parties thereto, if not originated by the Seller, has been purchased by the Seller from such Dealer under an existing Dealer Agreement (or approved form of assignment) and has been validly assigned by such Dealer to the Seller, (b) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest shall be perfected and prior to any other interest in such Financed Vehicle, and which security interest is assignable by the Seller and reassignable by the assignee, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) shall, except as otherwise provided in the Sale and Servicing Agreement, provide for level Monthly Payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over its original term and shall provide for a finance charge or shall yield interest at its APR, (e) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date prior to the date of prepayment in an amount calculated by using an interest rate at least equal to its APR, (f) is a Simple Interest Receivable, (g) is due from an Obligor with a mailing address within the United States or its territories, and (h)  to the best of the Seller’s knowledge, is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Seller with respect to such Receivable.

(ii)     Schedule of Receivables.  The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the close of business on the Cutoff Date, and the Receivables were selected (a) from those motor vehicle receivables of the Seller which met the selection criteria set forth in this Agreement and (b) using selection procedures, believed by the Seller, not to be adverse to the Noteholders.

(iii)    Compliance with Law.  Each Receivable complied at the time it was originated or made, and at the Closing Date complies, in all material respects with all requirements of applicable federal, State and, to the best knowledge of the Seller, local laws, rulings and regulations thereunder (including usury laws).

(iv)    Binding Obligation.  Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as (a) enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a Proceeding in equity or at law and (b) such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act or by any similar applicable State law.

(v)     No Government Obligor.  No Receivable is due from the United States or any State or any agency, department, subdivision or instrumentality thereof.

(vi)    Obligor Bankruptcy.  To the best of the Seller’s knowledge, at the Cutoff Date, no Obligor is the subject of a bankruptcy Proceeding.

(vii)   Security Interest in Financed Vehicles.  Immediately prior to the transfer of the Receivables by the Seller to the Depositor, each Receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle, which security interest has been validly assigned by the Seller to the Depositor.  The Servicer has received, or will receive within 180 days after the Closing Date, the original certificate of title for each Financed Vehicle or notice from the applicable State entity issuing such certificate of title, that such certificate of title is being processed (other than any Financed Vehicle that is subject to a certificate of title statute or motor vehicle registration law that does not require that the original certificate of title for such Financed Vehicle be delivered to the Seller).

(viii)  Receivables in Force.  No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the Lien granted by the related Receivable.

(ix)     No Waivers.  No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(x)      No Amendments.  No Receivable shall have been amended or modified in such a manner that the total number of Monthly Payments has been increased or decreased or that the related Amount Financed has been increased or decreased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(xi)     No Defenses.  No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion with respect to any Receivable of any such right of rescission, setoff, counterclaim or defense.

(xii)    No Liens.  No Liens or claims shall have been filed, including Liens for work, labor or materials or for unpaid local, State or federal taxes relating to any Financed Vehicle that shall be prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable.

(xiii)   No Defaults; Repossessions.  Except for payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than 30 days, no default, breach or violation under the terms of any Receivable, permitting acceleration, shall have occurred as of the Cutoff Date and no continuing condition that with notice or the lapse of time or both would constitute a default, breach or violation under the terms of any Receivable, permitting acceleration, shall have arisen; and the Seller shall not have waived any of the foregoing except as otherwise permitted hereunder.  On or prior to the Cutoff Date, no Financed Vehicle has been repossessed.

(xiv)   Insurance.  Each Receivable requires the related Obligor to obtain physical damage insurance covering the related Financed Vehicle and to maintain such insurance.

(xv)    Title.  It is the intention of the Seller that the transfers and assignments contemplated by the Receivables Purchase Agreement constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the appointment of a receiver or conservator for the Seller under any receivership, bankruptcy law, insolvency or banking law; no Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser; immediately prior to the transfer and assignment contemplated by the Receivables Purchase Agreement, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others, except for Liens that shall be released on or before the Closing Date; immediately upon the transfer and assignment thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

(xvi)   Lawful Assignment.  No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Receivable under the Receivables Purchase Agreement or the Sale and Servicing Agreement or the pledge of such Receivables hereunder, thereunder or under the Indenture is unlawful, void or voidable or under which such Receivable would be rendered void or voidable as a result of any such sale, transfer, assignment, conveyance or pledge.  The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Receivables.

(xvii)  All Filings Made.  All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser, the Issuer and the Indenture Trustee a first priority security interest in the Receivables shall have been made or will be made on the Closing Date.

(xviii) One Original.  There shall be only one original executed copy of each Receivable.

(xix)    Location of Receivable Files.  Each Receivable File shall be kept at one of the locations listed in Schedule A.

(xx)     Custodial Agreements.  Immediately prior to the transfer of the Receivables by the Seller to the Purchaser, the Purchaser, an Affiliate of the Purchaser or an agent on behalf of the Purchaser had possession of the Receivable Files and there were no, and there will not be, any custodial agreements in effect affecting the right or ability of the Purchaser to make, or cause to be made, any delivery required under this Agreement.

(xxi)    Bulk Transfer Laws.  The transfer of the Receivables and the Receivable Files by the Seller to the Purchaser pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(xxii)   Principal Balance.  As of the Cutoff Date, each Receivable had a remaining Principal Balance of not more than $198,798.14 and not less than $2,011.78.

(xxiii)  New and Pre-Owned Vehicles.  Based on Cutoff Date Pool Balance, approximately 54.50% of the Receivables were secured by new Financed Vehicles and approximately 45.50% of the Receivables were secured by pre-owned Financed Vehicles.

(xxiv)  Original Term to Maturity.  Each Receivable had an original term to maturity of not more than 72 months and not less than 12 months and, based on the number of remaining Monthly Payments, a remaining term to maturity as of the Cutoff Date, of not more than 71 months and not less than 2 months.

(xxv)   Weighted Average Remaining Term to Maturity.  As of the Cutoff Date, based on the number of remaining Monthly Payments, the weighted average remaining term to maturity of the Receivables was approximately 45.89 months.

(xxvi)  Annual Percentage Rate.  Each Receivable has an APR of at least 0.99% and not more than 16.90% and the weighted average APR of the Receivables as of the Cutoff Date was approximately 3.62%.

(xxvii) Simple Interest Method.  All payments with respect to the Receivables have been allocated consistently in accordance with the Simple Interest Method.

(xxviii) Marking Records.  As of the Closing Date, the Seller will have caused its computer and accounting records relating to each Receivable to be marked to show that the Receivables have been sold to the Purchaser by the Seller and transferred and assigned by the Purchaser to the Issuer in accordance with the terms of the Sale and Servicing Agreement and pledged by the Issuer to the Indenture Trustee in accordance with the terms of the Indenture.

(xxix)   Chattel Paper.  Each Receivable constitutes “tangible chattel paper” within the meaning of the UCC as in effect in the State of origination.

(xxx)    Final Scheduled Distribution Date.  No Receivable has a final scheduled payment date later than six months prior to the Class A-4 Final Scheduled Distribution Date.

(xxxi)   No Fleet Sales.  None of the Receivables have been included in a “fleet” sale (i.e., a sale to any single Obligor of more than seven Financed Vehicles).

(xxxii)  No Fraud or Misrepresentation.  Each Receivable that was originated by a Dealer and was sold by the Dealer to the Seller, to the best of the Seller’s knowledge, was so originated and sold without fraud or misrepresentation on the part of such Dealer in either case.

(xxxiii) No Impairment.  The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Depositor in any Receivable or the proceeds thereof.

(xxxiv) Servicing.  Each Receivable has been serviced in conformity with all Applicable Laws, rules and regulation and in conformity with the Seller’s policies and procedures which are consistent with customary, prudent industry standards.

(xxxv)  No Consent.  To the best of the Seller’s knowledge, no notice to or consent from any Obligor is necessary to effect the acquisition of the Receivables by the Purchaser or the Issuer or the pledge of the Receivables by the Issuer to the Indenture Trustee.

(xxxvi) FICO Score.  The weighted average FICO score of the Receivables as of the Cutoff Date (based on the FICO score recorded at the respective dates of origination of such Receivables) was approximately 761.28.  The FICO score with respect to any Receivable with co-obligors is the higher of each obligor’s FICO score at the time of application.

EXHIBIT B

FORM OF INVESTOR REPORT

Mercedes-Benz Auto Receivables Trust 2011-1
Investor Report
Collection Period ended					Page 1 of 4
Amounts in USD
Dates
Collection Period No.
Collection Period (from...to)
Determination Date
Record Date
Distribution Date
Interest Period of the Class A-1 Note (from...to)					Actual/360 Days
Interest Period of the A-2, A-3 and A-4 Notes (from...to)					30/360 Days

Summary

	Initial Balance	Beginning Balance	Ending Balance	Principal Payment	Principal per $1000 Face Amount	Note Factor
Class A-1 Notes	$	$	$	$	$
Class A-2 Notes	$	$	$	$	$
Class A-3 Notes	$	$	$	$	$
Class A-4 Notes	$	$	$	$	$
Total Note Balance	$	$	$	$

Overcollateralization	$	$	$
Adjusted Pool Balance	$	$	$
Yield Supplement Overcollateralization Amount	$	$	$
Pool Balance	$	$	$

	Amount	Percentage
Initial Overcollateralization Amount	$	%
Target Overcollateralization Amount	$	%
Current Overcollateralization Amount	$	%

Mercedes-Benz Auto Receivables Trust 2011-1
Investor Report
Collection Period ended	Page 2 of 4

	Interest Rate	Interest Payment	Interest per $1000 Face Amount	Interest & Principal Payment	Interest & Principal Payment per $1000 Face Amount
Class A-1 Notes	%	$	$	$	$
Class A-2 Notes	%	$	$	$	$
Class A-3 Notes	%	$	$	$	$
Class A-4 Notes	%	$	$	$	$
Total		$		$

Available Funds
Principal Collections	$
Interest Collections	$
Net Liquidation Proceeds	$
Recoveries	$
Purchase Amounts	$
Advances made by the Servicer	$
Investment Earnings	$
Available Collections	$
Reserve Fund Draw Amount	$
Available Funds	$

Distribution
(1) Total Servicing Fee	$
Nonrecoverable Advances to the Servicer	$
(2) Total Trustee Fees (max. $100,000 p.a.)	$
(3) Interest Distributable Amount to Class A Notes	$
(4) Priority Principal Distributable Amount	$
(5) To Reserve Fund to reach the Reserve Fund Required Amount	$
(6) Regular Principal Distributable Amount	$
(7) Additional Servicing Fee and Transition Costs	$
(8) Total Trustee Fees [not previously paid under (2)]	$
(9) Excess Collections to Certificateholders	$
Total Distribution	$

Mercedes-Benz Auto Receivables Trust 2011-1
Investor Report
Collection Period ended				Page 3 of 4
Amounts in USD
Distribution Detail
	Due	Paid	Shortfall
Total Servicing Fee	$	$	$
Total Trustee Fees	$	$	$

Monthly Interest Distributable Amount	$	$	$
thereof on Class A-1 Notes	$	$	$
thereof on Class A-2 Notes	$	$	$
thereof on Class A-3 Notes	$	$	$
thereof on Class A-4 Notes	$	$	$
Interest Carryover Shortfall Amount	$	$	$
thereof on Class A-1 Notes	$	$	$
thereof on Class A-2 Notes	$	$	$
thereof on Class A-3 Notes	$	$	$
thereof on Class A-4 Notes	$	$	$
Interest Distributable Amount Class A Notes	$	$	$

Priority Principal Distributable Amount	$	$	$
Regular Principal Distributable Amount	$	$	$
Aggregate Principal Distributable Amount	$	$	$

Reserve Fund and Investment Earnings

Reserve Fund

Reserve Fund Required Amount	$

Reserve Fund Amount - Beginning Balance	$
plus top up Reserve Fund up to the Required Amount	$
plus Net Investment Earnings for the Collection Period	$
minus Net Investment Earnings	$
minus Reserve Fund Draw Amount	$
Reserve Fund Amount - Ending Balance	$

Reserve Fund Amount Deficiency	$

Investment Earnings

Net Investment Earnings on the Reserve Fund	$
Net Investment Earnings on the Collection Account	$
Investment Earnings for the Collection Period	$

Mercedes-Benz Auto Receivables Trust 2011-1
Investor Report
Collection Period ended	Page 4 of 4

Amounts in USD

Notices to Investors

Pool Statistics

Pool Data
	Amount	Number of Receivables
Cutoff Date Pool Balance	$________________	______

Pool Balance beginning of Collection Period	$
Principal Collections	$
Principal Collections attributable to Full Pay-offs	$
Principal Purchase Amounts	$
Principal Gross Losses	$
Pool Balance end of Collection Period	$
Pool Factor %	$

	As of Cutoff Date	Current
Weighted Average APR	%	%
Weighted Average Number of Remaining Payments
Weighted Average Seasoning (months)

Delinquency Profile *
	Amount	Number of Receivables	Percentage
Current	$		%
31-60 Days Delinquent	$		%
61-90 Days Delinquent	$		%
91-120 Days Delinquent	$		%
Total			$100%
* A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable

Losses
Current
Principal Gross Losses	$
Principal Net Liquidation Proceeds	$
Principal Recoveries	$
Principal Net Losses	$
Cumulative Principal Net Losses	$
Cumulative Principal Net Loss as % of Cutoff Date Pool Balance	%

APPENDIX A

USAGE AND DEFINITIONS

USAGE

The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:

(a)           All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.

(b)           Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under International Financial Reporting Standards as in effect on the date of such agreement, certificate or other document.  To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under International Financial Reporting Standards, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.

(c)           References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement.  References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to such agreement.  The term “or” means “and/or” and the term “including” means “including without limitation”.

(d)           The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)           Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f)           References to a Person are also to its permitted successors and assigns.

(g)           References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.

(h)           Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

DEFINITIONS

“Account Collateral” means, with respect to each Account, such Account, together with all cash, securities, Financial Assets and investments and other property from time to time deposited or credited to such Account and all proceeds thereof, including, with respect to the Reserve Fund, the Reserve Fund Deposit and the Reserve Fund Amount.

“Accountants” means a firm of independent public accountants.

“Accounts” means the Collection Account, the Note Payment Account and the Reserve Fund.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Additional Servicing Fee” means, for any Collection Period, if a Successor Servicer is appointed pursuant to Section 7.02 of the Sale and Servicing Agreement, the amount, if any, by which (i) the compensation payable to such Successor Servicer for such Collection Period exceeds (ii) the Monthly Servicing Fee for such Collection Period.

“Adjusted Pool Balance” means, as of any day, the Pool Balance minus the Yield Supplement Overcollateralization Amount for such day.

“Administration Agreement” means the Administration Agreement, dated as of June 1, 2011, among the Administrator, the Issuer, the Depositor and the Indenture Trustee.

“Administrator” means MBFS USA, in its capacity as administrator under the Administration Agreement, and its successors in such capacity.

“Advance” has the meaning specified in Section 4.06(a) of the Sale and Servicing Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.  For purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Distributable Amount” means, with respect to any Distribution Date, the Priority Principal Distributable Amount and the Regular Principal Distributable Amount.

“Amount Financed” means, with respect to any Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of a motor vehicle retail installment sale contract or installment loan.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Applicants” has the meaning specified in Section 3.07 of the Trust Agreement.

“APR” means, with respect to any Receivable, the annual percentage rate of interest stated in such Receivable.

“Authenticating Agent” means each Person appointed as an authenticating agent pursuant to Section 2.15 of the Indenture.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means, with respect to (i) the Issuer, any officer of the Owner Trustee who is authorized to act for or on behalf of the Owner Trustee in matters relating to the Issuer and who is identified on the list of authorized officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), as well as the president, any Vice President, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Depositor and, for so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of authorized officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) any other Person, any president, Vice President, treasurer, assistant treasurer, secretary, assistant secretary or any other officer of such Person who customarily performs functions similar to those performed by any of the foregoing having direct responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Available Collections” means, for any Distribution Date and the related Collection Period, the sum of (i) all Obligor payments relating to interest and principal received by the Servicer with respect to the Receivables during the related Collection Period after the Cutoff Date (other than amounts comprising the Supplemental Servicing Fee), (ii) all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse payments received with respect to the Receivables during such Collection Period, (iii) interest and other income (net of losses and investment expenses) on amounts on deposit in the Reserve Fund and, in the event that collections on or in respect of the Receivables are required to be deposited by the Servicer into the Collection Account on a daily basis pursuant to Section 4.03 of the Sale and Servicing Agreement, the Collection Account, (iv) the aggregate Purchase Amounts deposited in the Collection Account on the related Deposit Date, (v) all prepayments received with respect to the Receivables attributable to any refunded item included in the Amount Financed of any Receivable, including amounts received as a result of rebates of extended warranty contract costs and proceeds received under physical damage, theft, credit life and credit disability insurance policies and (vi) all Advances deposited into the Collection Account by the Servicer on the related Deposit Date; provided, however, that Available Collections shall not include any payments or other amounts (including Net Liquidation Proceeds and Recoveries) received with respect to any (a) Purchased Receivable, the Purchase Amount for which was included in Available Collections for a previous Distribution Date and (b) Receivable to the extent that the Servicer has made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from payments in respect of such Receivables or other Receivables or other amounts pursuant to Section 4.07 of the Sale and Servicing Agreement.

“Available Funds” means, with respect to any Distribution Date, the sum of (i) Available Collections and (ii) the Reserve Fund Draw Amount, if any.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. § 101 et seq.

“Basic Documents” means the Sale and Servicing Agreement, the Administration Agreement, the Indenture, the Note Depository Agreement, the Receivables Purchase Agreement and the Trust Agreement.

“Benefit Plan” means (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, that are not exempt under Section 4975(g) of the Code and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware, Detroit, Michigan or St. Paul, Minnesota are authorized by law, regulation or executive order to be closed.

“Certificate” means a certificate evidencing the undivided beneficial interest of a Certificateholder in the assets of the Issuer, substantially in the form attached to the Trust Agreement as Exhibit A.

“Certificate of Trust” means the Certificate of Trust substantially in the form of Exhibit B to the Trust Agreement filed for the Issuer pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Percentage Interest” means, with respect to a Certificate, the percentage specified on such Certificate as the Certificate Percentage Interest, which percentage represents the beneficial interest of the holder of such Certificate in the Issuer.  The initial Certificate Percentage Interest held by the Depositor shall be 100%.

“Certificate Register” and “Certificate Registrar” shall have the respective meanings specified in Section 3.04(a) of the Trust Agreement.

“Certificateholder” means a Person in whose name a Certificate is registered on the Certificate Register.

“Certification Parties” means, collectively, the Certifying Person and the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates.

“Certifying Person” means an individual who signs the Sarbanes-Oxley Certification.

“Class” means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes, as the context may require.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Distribution Date” means July 16, 2012.

“Class A-1 Interest Rate” means 0.21667% per annum (computed on the basis of the actual number of days in the related Interest Period divided by 360).

“Class A-1 Notes” means $495,000,000 aggregate principal amount of the Issuer’s 0.21667% Class A-1 Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-2 Final Scheduled Distribution Date” means the November 15, 2013 Distribution Date.

“Class A-2 Interest Rate” means, for each Interest Period, One-Month LIBOR for such Interest Period plus 0.11% per annum (computed on the basis of the actual number of days in the related Interest Period divided by 360).

“Class A-2 Notes” means $469,000,000 aggregate principal amount of the Issuer’s Floating Rate Class A-2 Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-3 Final Scheduled Distribution Date” means the March 16, 2015 Distribution Date.

“Class A-3 Interest Rate” means 0.85% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Notes” means $451,000,000 aggregate principal amount of the Issuer’s 0.85% Class A-3 Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-4 Final Scheduled Distribution Date” means the December 15, 2017 Distribution Date.

“Class A-4 Interest Rate” means 1.22% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Notes” means $132,500,000 aggregate principal amount of the Issuer’s 1.22% Class A-4 Asset Backed Notes, substantially in the form of Exhibit A to the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, which initially shall be The Depository Trust Company.

“Clearing Agency Custodian” means the Indenture Trustee, as custodian for the Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means July 20, 2011.

“Code” means the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, and established and maintained pursuant to Section 4.01(a) of the Sale and Servicing Agreement.

“Collection Period” means, with respect to any Distribution Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Distribution Date occurs).

“Commission” means the United States Securities and Exchange Commission.

“Control” has the meaning specified in Section 8-106 of the UCC.

“Controlling Class” means the Class A Notes.

“Corporate Trust Office” means, with respect to (i) the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of the Indenture is located at 209 South

LaSalle Street, Suite 300, Chicago, IL  60604, Attention: Structured Finance – Mercedes-Benz Auto Receivables Trust 2011-1, or at such other address as the Indenture Trustee may designate from time to time by written notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by written notice to the Noteholders and the Issuer or (ii) the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee, the Servicer and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Certificateholders, the Indenture Trustee, the Servicer and the Depositor.

“Cutoff Date” means the close of business on May 31, 2011, the date after which the Issuer will be entitled to receive all amounts related to the Receivables.

“Cutoff Date Adjusted Pool Balance” means the Adjusted Pool Balance as of the Cutoff Date (i.e., $1,638,468,899.86).

“Cutoff Date Pool Balance” means the aggregate Principal Balance of the Receivables as of the Cutoff Date, which is $1,691,640,220.36.

“Daimler AG” means Daimler AG, a company organized under the laws of Germany.

“Daimler Retail Receivables” means Daimler Retail Receivables LLC, a Delaware limited liability company.

“Dealer” means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to the Seller under an existing agreement between such dealer and the Seller.

“Dealer Agreement” means an agreement between the Seller and a Dealer, entered into by the Seller in the ordinary course of its business, providing for the sale of Receivables by the Dealer to the Seller.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Default” means any event that with notice or the lapse of time or both would become an Event of Default.

“Defaulted Receivable” means a Receivable as to which (i) at least 10% of any payment, or any part of any payment, due under such Receivable has become 120 days or more delinquent (whether or not the Servicer has repossessed the related Financed Vehicle) or (ii) the Servicer has charged off any portion of the Principal Balance of the Receivable or has determined in accordance with its customary practices that such Receivable is uncollectible; provided, however, that (a) a Receivable will not become a Defaulted Receivable until the last day of the

Collection Period during which one of the foregoing events first occurs and (b) a Purchased Receivable will not be deemed to be a Defaulted Receivable.

“Definitive Notes” means definitive, fully registered Notes issued pursuant to Section 2.12 of the Indenture.

“Delaware Statutory Trust Act” means 12 Del C. § 3801 et seq.

“Deposit Date” means, with respect to any Distribution Date and the related Collection Period, the Business Day immediately preceding such Distribution Date.

“Depositor” means Daimler Retail Receivables, in its capacity as depositor, and its successors in such capacity.

“Depositor Basic Documents” means the Basic Documents to which the Depositor is a party.

“Depositor Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of September 30, 2009, by MBFS USA, as member.

“Determination Date” means, with respect to any Distribution Date, the second Business Day preceding such Distribution Date, commencing on August 11, 2011.

“Discount Rate” means, with respect to any Receivable, the greater of (i) the related APR and (ii) the Required Rate.

“Distribution Date” means the date on which the Issuer will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing August 15, 2011.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Eligible Deposit Account” means either (i) a segregated deposit account over which the Indenture Trustee or the Owner Trustee, as the case may be, has sole signature authority, maintained with an Eligible Institution meeting the requirements of clause (i) of the definition of the term “Eligible Institution” or (ii) a segregated trust account maintained with the trust department of an Eligible Institution meeting the requirements of clause (ii) of the definition of the term “Eligible Institution”, in each case bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders, the Noteholders or the Certificateholders, as the case may be.

“Eligible Institution” means (i) the corporate trust department of either Trustee or (ii) the corporate trust department of any other depository institution organized under the laws of the United States or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State qualified to take deposits and subject to supervision and examination by federal or state banking authorities (a) which at all times has either (1) a long-term unsecured debt rating of at least “BBB” from Fitch and “Baa2” from Moody’s or (2) a long-term unsecured debt rating, short-term unsecured debt rating or a certificate of deposit rating otherwise acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Investments” means, at any time, any one or more of the following obligations, instruments, investments and securities:

(i)          direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States;

(ii)         demand deposits, time deposits, bankers’ acceptances or certificates of deposit of any depository institution or trust company (a) incorporated under the laws of the United States, any State or any United States branch of a foreign bank, (b) subject to supervision and examination by federal or State banking or depository institution authorities and (c) at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of which have the Required Rating;

(iii)        repurchase obligations, having maturities of not more than 365 days, with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)        short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State thereof; provided, however, that (a) such investment shall not have an ‘r’ highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change and (b) at the time of the investment, the short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such corporation) of such corporation shall have the highest rating from Moody’s and Fitch;

(v)         commercial paper having maturities of not more than 365 days, at the time of the investment, with the highest rating from Moody’s and Fitch; provided, however, that such investment shall not have an ‘r’ highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change;

(vi)        guaranteed investment contracts issued by an insurance company or other corporation as to which the Rating Agency Condition shall have been satisfied;

(vii)       investments in money market funds having a rating from Fitch of at least “AAAmmf” and from Moody’s of at least “MF1+” (including funds for which either

Trustee, the Servicer or any of their respective Affiliates is investment manager or advisor); and

(viii)      any other investment as to which the Rating Agency Condition shall have been satisfied; provided, however, that in no event shall any such investment have a long-term rating of less than “AA” from Fitch and “Aaa” from Moody’s or a short-term rating of less than “F1” from Fitch and “Prime-1” from Moody’s;

provided, that each of the foregoing investments shall mature no later than the Deposit Date immediately following the Collection Period in which such investment was made, and shall be required to be held to such maturity.

Notwithstanding anything to the contrary contained in this definition, (a) no Eligible Investment may be purchased at a premium, (b) no obligation or security shall be a “Eligible Investment” unless (i) the Indenture Trustee has Control over such obligation or security and (ii) at the time the Indenture Trustee first obtained Control or the Indenture Trustee became the Entitlement Holder with respect to such obligation or security, the Indenture Trustee did not have notice of any adverse claim with respect thereto within the meaning of Section 8-102 of the UCC and (c) with respect to investments above that require a rating of “F1+” from Fitch, such investments in certain short-term debt of issuers or deposits in institutions rated “F1” by Fitch will be permitted so long as (1) the total amount of investments in “F1” issuers or deposits in “F1” institutions must be limited to investments of the amount on deposit in the Collection Account and (2) the total amount of “F1” investments shall not represent more than 20% of the Note Balance as of any date.

For purposes of this definition, any reference to the highest available credit rating of an obligation means the highest available credit rating for such obligation, or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Securities by such Rating Agency.

“Eligible Servicer” means a Person which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sale contracts or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle installment sales contracts and installment loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement.

“Entitlement Holder” has the meaning specified in Section 8-102 of the UCC.

“Entitlement Order” has the meaning specified in Section 8-102 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Collections” means, with respect to any Distribution Date, any Available Funds remaining after the distributions have been made pursuant to Section 2.08(a)(i) through (a)(viii) or Section 2.08(f)(i) through (f)(vi) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K or Form 10-K required to be filed by the Depositor with respect to the Issuer under the Exchange Act.

“Executive Officer” means, with respect to any (i) corporation, limited liability company or depository institution, the chief executive officer, the chief operating officer, the chief financial officer, the president, any Vice President, the secretary or the treasurer of such entity and (ii) partnership, any general partner thereof.

“Expenses” means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever.

“Final Scheduled Distribution Date” means the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date or the Class A-4 Final Scheduled Distribution Date, as the context may require.

“Financed Vehicle” means, with respect to any Receivable, the related new or pre-owned Mercedes-Benz passenger car, crossover or sport utility vehicle or smart fortwo microcar, together with all accessions thereto, securing the related Obligor’s indebtedness under such Receivable.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“First-Tier Assignment” means the first-tier assignment in substantially the form attached as Exhibit B to the Receivables Purchase Agreement.

“Fitch” means Fitch, Inc.

“Form 10-D Disclosure Item” means, with respect to any Person, any event specified in Part II of Schedule C for which such Person is the responsible party, if such Person or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge of such event.

“Form 10-K Disclosure Item” means, with respect to any Person, (i) any Form 10-D Disclosure Item and (ii) any additional items specified in Part III of Schedule C for which such Person is the responsible party, or if such Person is the Indenture Trustee or the Owner Trustee, a Responsible Officer of such Person has actual knowledge of such event.

“Governmental Authority” means the United States, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means a Certificateholder or a Noteholder, as the context may require.

“Indemnified Parties” means the Owner Trustee and its officers, directors, successors, agents and servants.

“Indenture” means the Indenture, dated as of June 1, 2011, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank, in its capacity as Indenture Trustee under the Indenture, and its successors in such capacity.

“Independent” means, with respect to any Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Servicer and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Seller, the Servicer or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Depositor, the Seller, the Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and acceptable to the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Initial Note Balance” means, as the context may require, with respect to (i) all of the Notes, $1,547,500,000 or (ii) any Note, an amount equal to the initial denomination of such Note.

“Insolvency Event” means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition in bankruptcy;

(iii) being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency Proceeding; (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (viii) below; (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person; (vii) the failure by such Person generally to pay its debts as such debts become due; (viii) the failure to obtain dismissal within 60 days of the commencement of any Proceeding against such Person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such Person or of such Person’s assets or any substantial portion thereof; and (ix) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insurance Proceeds” means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Carryover Shortfall Amount” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the Interest Distributable Amount for that Class of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that Class of Notes on that preceding Distribution Date, plus, to the extent permitted by Applicable Law, interest on the amount of interest due but not paid to such Noteholders on that preceding Distribution Date at the applicable Interest Rate for the related Interest Period.

“Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that Class of Notes for that Distribution Date.

“Interest Period” means, with respect to any Distribution Date and the (i) Class A-1 Notes and the Class A-2 Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date and (ii) the Class A-3 Notes and the Class A-4 Notes, the period from, and including, the 15th day of the prior calendar month (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 15th day of the current calendar month (assuming each month has 30 days).

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate and the Class A-4 Interest Rate, as applicable.

“Investor Report” means a report of the Servicer, delivered pursuant to Section 3.10 of the Sale and Servicing Agreement, substantially in the form of Exhibit B thereto.

“IRS” means the Internal Revenue Service.

“Issuer” means Mercedes-Benz Auto Receivables Trust 2011-1 until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Basic Documents” means the Basic Documents to which the Issuer is a party.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Indenture Trustee by the Administrator, if signed by an officer of the Administrator, or at the written direction of the Depositor, if signed by an officer of the Owner Trustee.

“Item 1119 Party” means the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee and any other material transaction party, as identified in Schedule B hereto.

“LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

“Lien” means any security interest, lien, claim, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics’ or materialmen’s liens, judicial liens and any other liens that may attach to a Financed Vehicle by operation of law.

“Maryland Vehicle Sales Finance Act” means Maryland Code Annotated, Financial Institutions §11-401 et seq.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, formerly known as DCFS USA LLC, a Delaware limited liability company.

“Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, the interest due on that Class of Notes for the related Interest Period calculated based on the Interest Rate for that Class of Notes for the related Interest Period and the principal amount of that Class of Notes on the preceding Distribution Date, after giving effect to all payments of principal on such Class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that Class of Notes as of the Closing Date.

“Monthly Payment” means, with respect to any Receivable, the amount of each fixed monthly payment payable to the obligee under such Receivable in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges, extension fees or similar items.

“Monthly Remittance Condition” means that (i) MBFS USA, or its successor, is the Servicer and is a direct or indirect wholly owned subsidiary of Daimler AG, (ii) there exists no Servicer Termination Event and (iii) with respect to (a) Fitch, Daimler AG’s short-term unsecured debt is rated at least “F1” by Fitch and (b) Moody’s has agreed that the deposit of collections on or in respect of the Receivables into the Collection Account may be made by the Servicer on a monthly, rather than a daily, basis without such monthly deposits adversely impacting the ratings of any Outstanding Notes.

“Monthly Servicing Fee” means, for any Collection Period, the fee payable to the Servicer on the related Distribution Date for services rendered during such Collection Period, which is equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first Distribution Date) and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

“Monthly Trustee Fees” means the monthly fees, expenses and indemnification amounts payable in accordance with the Basic Documents to each of the Trustees on each Distribution Date for the related Collection Period for performing their respective obligations under the Basic Documents.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Liquidation Proceeds” means all amounts received by the Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

(i)         expenses incurred by the Servicer in connection with the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

(ii)        all payments required by law to be remitted to the Obligor.

“Net Losses” means, with respect to any Collection Period, the difference (which may be positive or negative) of (i) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period and (ii) the aggregate Net Liquidation Proceeds and Recoveries received by the Servicer during such Collection Period.

“Nonrecoverable Advance” means an Advance which the Servicer determines in its sole discretion is non-recoverable from payments made on or in respect of the related Receivable.

“Note Balance” means, at any time, the aggregate principal amount of all Notes that are Outstanding at such time or the aggregate principal amount of all Notes of the Controlling Class or a particular Class that are Outstanding at such time, as the context requires.

“Note Depository Agreement” means the agreement, dated the Closing Date, between the Issuer and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes.

“Note Factor” means, with respect to each Class of Notes as of any Distribution Date, a four or more digit decimal figure equal to the product of (i) the Note Balance of such Class of

Notes as of such Distribution Date (after giving effect to any reductions thereof to be made on such Distribution Date) and (ii) 1.000000, divided by (iii) the original principal amount of such Class of Notes.

“Note Owner” means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Payment Account” means the account designated as such, and established and maintained pursuant to Section 4.01(a) of the Sale and Servicing Agreement.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.05(a) of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Notes” means the Class A Notes.

“Obligor” means, with respect to any Receivable, the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of a Receivable or any other Person who owes or may be liable for payments under a Receivable.

“Officer’s Certificate” means, with respect to the Depositor, the Servicer or any other entity, a certificate signed by an Authorized Officer of the Depositor, the Servicer or such other entity, as the case may be.

“One-Month LIBOR” means, for each Interest Period, the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding Distribution Date or, in the case of the initial Distribution Date, on the day that is two LIBOR Business Days prior to the Closing Date. If that rate does not appear on the Reuters Screen LIBOR01 Page (or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor) then One-Month LIBOR for such Interest Period will be the Reference Bank Rate; provided, that, if, in accordance with the last sentence of the definition of Reference Bank Rate, the Reference Bank Rate will not be determined for such Interest Period, then One-Month LIBOR for such Interest Period will be One-Month LIBOR for the preceding Interest Period.

“Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in a Basic Document, be employees of or counsel to MBFS USA, the Depositor or any of their respective Affiliates and, in the case of an opinion of counsel to be delivered to a party to the Basic Documents or another entity, (i) is delivered by counsel reasonably acceptable to the related recipient and (ii) is addressed to such recipient.

“Optional Purchase” means the exercise by the Servicer of its option to purchase all remaining Receivables from the Issuer on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the Cutoff Date Pool Balance.

“Original Trust Agreement” means the Trust Agreement, dated as of March 17, 2010, between the Depositor and the Owner Trustee, pursuant to which the Issuer was created, as amended and restated by the Amended and Restated Trust Agreement, dated as of June 1, 2011, between the Depositor and the Owner Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i)         Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)        Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders; provided, however, that if such Notes are to be redeemed, notice of such redemption must have been duly given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

(iii)       Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates.

“Owner Trust Estate” means the $1 capital contribution from the Depositor and the Trust Property.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and any successor in such capacity.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards specified in Section 6.11 of the Indenture and is authorized by the Issuer to make or cause to be made payments to and distributions from the Collection Account, the Note Payment Account and the Reserve Fund, including payments of principal or interest on the Notes or the Certificates on behalf of the Issuer.  The Indenture Trustee shall be the initial Paying Agent.

“Pennsylvania Motor Vehicle Sales Finance Act” means 69 P.S. § 601 et seq.

“Permitted Lien” means, with respect to any Receivable or Financed Vehicle, any tax lien, mechanics’ lien or lien that attaches to a Receivable or Financed Vehicle by operation of law and arises solely as a result of an action or omission of the related Obligor.

“Performance Certification” means each certification delivered to the Certifying Person pursuant to Section 9.06 of the Sale and Servicing Agreement.

“Person” means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Plan Asset Regulation” means 29 C.F.R. Section 2510.3-101 issued by the United States Department of Labor, as modified by Section 3(42) of ERISA.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables as of such date; provided, however, that if the Receivables are purchased by the Servicer pursuant to Section 8.01(a) of the Sale and Servicing Agreement or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to Section 5.04 of the Indenture, the Pool Balance shall be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment” means any prepayment, whether in part or in full, in respect of a Receivable.

“Principal Balance” means, with respect to any Receivable as of any date, the Amount Financed under such Receivable minus the sum of (i) that portion of all Monthly Payments actually received on or prior to such date allocable to principal using the Simple Interest Method and (ii) any Prepayment applied to reduce the unpaid principal balance of such Receivable; provided, however, that the Principal Balance of a (a) Defaulted Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and (b) Purchased Receivable shall be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the Note Balance of the Class A Notes as of such Distribution Date (before giving effect to any payments made to Noteholders on that Distribution Date) over the Adjusted Pool Balance as of the last day of the preceding Collection Period; provided, however, that the Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for any Class of Class A Notes will not be less than the amount that is necessary to reduce the outstanding principal balance of such Class of Class A Notes to zero.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Provided Information” means, with respect to (i) the Indenture Trustee, the Servicing Criteria Assessment provided under Section 9.05 of the Sale and Servicing Agreement by or on behalf of the Indenture Trustee and (ii) the Servicer, the information provided pursuant to Sections 3.11 and 3.12 of the Sale and Servicing Agreement, by or on behalf of the Servicer.

“PTCE” means Prohibited Transaction Class Exemption.

“PTCE 95-60” means Prohibited Transaction Class Exemption 95-60.

“Purchase Amount” means the price at which the Seller must repurchase or the Servicer must purchase a Receivable in an amount equal to the sum of (i) the Principal Balance of such Receivable plus (ii) the amount of accrued but unpaid interest on such Principal Balance at the related APR to the last day of the Collection Period of repurchase.

“Purchased Receivable” means a Receivable purchased or repurchased, as applicable, as of the last day of a Collection Period as to which payment of the Purchase Amount has been made by the Servicer pursuant to Section 3.03, 3.08 or 8.01 of the Sale and Servicing Agreement or by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.03(c) of the Receivables Purchase Agreement.

“Purchaser” means Daimler Retail Receivables, in its capacity as purchaser of the Receivables under the Receivables Purchase Agreement, and its successors in such capacity.

“Purchaser Basic Documents” means the Basic Documents to which the Purchaser is a party.

“Rating Agency” means Moody’s or Fitch; provided, however, that if either of Moody’s and Fitch cease to exist, Rating Agency shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Issuer to replace such Person, written notice of which designation shall have been given to the Depositor, the Servicer and the Trustees.

“Rating Agency Condition” means, with respect to any action, in a written notice shall have been given to Fitch and Moody’s at least ten days (or such shorter period as is acceptable to Fitch and Moody’s) prior to such action.

“Receivable” means each motor vehicle retail installment sale contract or installment loan identified on the Schedule of Receivables.

“Receivable Files” has the meaning specified in Section 2.06 of the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of June 1, 2011, between the Seller and the Purchaser.

“Receivables Purchase Price” means $1,544,056,729.70.

“Record Date” means, with respect to (i) the Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date and (ii) the Notes and any Distribution Date or Redemption Date, the close of business on the Business Day preceding such Distribution Date or Redemption Date; provided, however, that if Definitive Notes have been issued pursuant to Section 2.12 of the Indenture, Record Date shall mean, with respect to any Distribution Date or Redemption Date, the last day of the preceding Collection Period.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

(i)         expenses incurred by the Servicer in connection with the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

(ii)        all payments required by law to be remitted to the related Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Distribution Date specified by the Servicer pursuant to such Section.

“Redemption Price” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon through the related Interest Period at the related Interest Rates.

“Reference Bank Rate” means, for any Distribution Date and the related Interest Period, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by Reference Banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the Class A-2 Notes.  In the event that the Reference Bank Rate is to be determined for any Distribution Date, the Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the Reference Bank Rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the Reference Bank Rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the then outstanding principal amount of the Class A-2 Notes.  If no quotation can be obtained, then the Reference Bank Rate will not be determined for such Distribution Date and the related Interest Period.

“Reference Banks” means, for any determination of the Reference Bank Rate, four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor.

“Regular Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (i) the Note Balance of the Notes on that Distribution Date (before giving effect to any payments of principal made to Noteholders on that Distribution Date) and (ii) an amount equal to the amount, if any, by which the Note Balance of the Notes on that Distribution Date (before giving effect to any payments of principal made to Noteholders on that Distribution Date) exceeds the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount, less the amount of any Priority Principal Distributable Amount.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, subject to such clarification and interpretation as has been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Reportable Event” means any event required to be reported on Form 8-K, including each event specified on Part IV of Schedule C (i) for which such Person is the responsible party and (ii) of which such Person (or in the case of the Indenture Trustee, as Responsible Officer of such Person) has actual knowledge.

“Representatives” means RBS Securities Inc., Citigroup Global Markets Inc. and SG Americas Securities, LLC, each in its capacity as representative of the underwriters named in the Underwriting Agreement.

“Required Payment Amount” has, with respect to each Distribution Date, the meaning specified in Section 4.08(a)(vii) of the Sale and Servicing Agreement.

“Required Rate” means 5.10% per annum.

“Required Rating” means, with respect to any entity, the short-term credit rating of the related entity is at least equal to “Prime-1” by Moody’s and “F1+” by Fitch.

“Reserve Fund” means the account designated as such, and established and maintained pursuant to Section 4.01(a) of the Sale and Servicing Agreement.

“Reserve Fund Amount” means, with respect to any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund on such Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), including all interest and other investment earnings (net of losses and investment expenses) earned on such amount on deposit therein during the related Collection Period.

“Reserve Fund Deficiency” means, as of any date, the excess of the Reserve Fund Required Amount over the Reserve Fund Amount.

“Reserve Fund Deposit” means an amount equal to $4,096,172.25.

“Reserve Fund Draw Amount” means, with respect to any Distribution Date and the related Collection Period, the lesser of (i) the amount, if any, by which the Required Payment Amount exceeds Available Collections and (ii) the Reserve Fund Amount (before giving effect to any deposits to or withdrawals from the Reserve Fund on such Distribution Date); provided, however, that the Reserve Fund Draw Amount shall equal the Reserve Fund Amount if (a) the sum of Available Collections and the Reserve Fund Amount equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts required to be paid to the Servicer and the Trustees on such Distribution Date or (b) on the last day of such Collection Period the Pool Balance is zero.

“Reserve Fund Property” means the Reserve Fund and all amounts, securities, investments, Financial Assets and other property deposited in or credited to the Reserve Fund.

“Reserve Fund Required Amount” means, for (i) any Distribution Date on which the Note Balance is greater than $0, 0.25% of the Cutoff Date Adjusted Pool Balance and (ii) if the Notes have been paid in full, $0; provided, however, that the Reserve Fund Required Amount may not exceed the Note Balance.

“Responsible Officer” means, in the case of (i) the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture, including any principal, managing director, president, Vice President, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Owner Trustee, any officer in the Corporate Trust Administration department of the Owner Trustee with direct responsibility for the administration of the Issuer and, with respect to a particular corporate trust matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of June 1, 2011, among the Issuer, the Depositor, the Seller and the Servicer.

“Sarbanes-Oxley Certification” means the certification concerning the Issuer, to be signed by an officer of the Servicer or the Depositor and submitted to the Commission pursuant to the Sarbanes-Oxley Act of 2002.

“Schedule of Receivables” means the schedule of Receivables attached as Schedule A to the Receivables Purchase Agreement.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities” means the Notes and the Certificates.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means any transaction involving a sale or other transfer of receivables directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated asset-backed securities.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Securityholders” means the Noteholders and the Certificateholders.

“Seller” means MBFS USA, in its capacity as seller of the Receivables under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as the case may be, and its successors in such capacity.

“Seller Basic Documents” means the Basic Documents to which the Seller is a party.

“Servicer” means MBFS USA, in its capacity as Servicer under the Sale and Servicing Agreement, and its successors in such capacity.

“Servicer Basic Documents” means the Basic Documents to which the Servicer is a party.

“Servicer Termination Event” has the meaning specified in Section 7.01 of the Sale and Servicing Agreement.

“Servicer Termination Notice” means a notice given to the Servicer pursuant to Section 7.01 of the Sale and Servicing Agreement terminating all rights and obligations of the Servicer under the Sale and Servicing Agreement, other than the indemnification obligations of the Servicer under Section 6.02 of the Sale and Servicing Agreement, which shall survive such termination.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Criteria Assessment” means a report of the Indenture Trustee’s assessment of compliance with the Servicing Criteria (as identified substantially in the form of Part I of Schedule C of the Indenture, with the Indenture Trustee being shown as the “Responsible Party”)

during the immediately preceding calendar year, as set forth under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers attached to an Officer’s Certificate furnished on the Closing Date to the Trustees by the Servicer, as such list may be amended from time to time by the Servicer in writing.

“Simple Interest Method” means the method of allocating a fixed level payment between principal and interest, pursuant to which a portion of such payment is allocated to interest in an amount equal to the product of the APR of the related Receivable multiplied by the unpaid Principal Balance of such Receivable multiplied by the period of time (expressed as a fraction of a year, based on either the actual number of days in the applicable calendar month and a 365-day year or a 30-day month and a 360-day year, as applicable) elapsed since the preceding payment was made and the remainder of such payment is allocated to principal.

“Simple Interest Receivable” means any Receivable under which each payment is allocated between principal and interest in accordance with the Simple Interest Method.

“State” means any of the 50 states of the United States or the District of Columbia.

“Statutory Exemption” means the prohibited transaction exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 7.02 of the Sale and Servicing Agreement.

“Supplemental Servicing Fee” means the sum of (i) all extension fees charged in connection with extensions of Receivables and (ii) any administration fees and charges and all late payment fees and Prepayment fees actually collected (from whatever source) on the Receivables.

“Target Overcollateralization Amount” means, with respect to any Distribution Date, 6.65% of the Cutoff Date Adjusted Pool Balance.

“Total Servicing Fee” means, for any Collection Period and the related Distribution Date, the sum of (i) the Monthly Servicing Fee for such Collection Period and (ii) all accrued but unpaid Monthly Servicing Fees for one or more prior Collection Periods.

“Total Trustee Fees” means, for any Collection Period and the related Distribution Date, with respect to each of the Trustees, the sum of (i) the Monthly Trustee Fees for such Collection Period and (ii) all accrued but unpaid Monthly Trustee Fees for the previous Collection Period.

“Transfer” means a sale, transfer, assignment, participation, pledge or other disposition of a Certificate.

“Transition Costs” means the reasonable costs and expenses (including reasonable attorneys’ fees but excluding overhead) incurred or payable by the Successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise), including allowable compensation of employees and overhead costs incurred or payable in connection with the transfer of the Receivable Files or any amendment to the Sale and Servicing Agreement required in connection with the transfer of servicing.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary Treasury Regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of June 1, 2011, between the Depositor and the Owner Trustee.

“Trust Estate” means all money, instruments, rights, and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided in the Indenture.

“Trust Property” means, as of any date, the Receivables and other property related thereto sold, transferred, assigned and conveyed to the Issuer pursuant to Section 2.01(a) of the Sale and Servicing Agreement.

“Trustee” means either the Owner Trustee or the Indenture Trustee, as the context requires.

“Trustees” means the Owner Trustee and the Indenture Trustee.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Underwriting Agreement” means the Underwriting Agreement, dated July 14, 2011, among the Depositor, MBFS USA and the Representatives.

“United States” or “U.S.” means the United States of America.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President”, who is a duly elected officer of such Person.

“Yield Supplement Overcollateralization Amount” means, with respect to any Distribution Date and the related Collection Period (or any day in such Collection Period), the aggregate amount by which the Principal Balance of each Receivable (other than a Defaulted Receivable or a Purchased Receivable) as of the last day of such Collection Period, exceeds the present value of all remaining Monthly Payments, calculated using the Discount Rate and assuming that all such Monthly Payments are made on the last day of each month and that each month has 30 days.  The Yield Supplement Overcollateralization Amount for each Distribution Date shall equal the amount set forth below:

Distribution Date	Yield Supplement Overcollateralization Amount
Closing Date	$53,171,320.50
August 2011	$48,703,161.01
September 2011	$46,549,590.13
October 2011	$44,450,158.46
November 2011	$42,405,152.20
December 2011	$40,414,787.34
January 2012	$38,479,294.70
February 2012	$36,598,914.80
March 2012	$34,773,867.02
April 2012	$33,004,366.53
May 2012	$31,290,576.40
June 2012	$29,632,599.34
July 2012	$28,030,460.10
August 2012	$26,484,262.94
September 2012	$24,994,020.39
October 2012	$23,559,468.46
November 2012	$22,180,141.36
December 2012	$20,855,808.92
January 2013	$19,586,342.51
February 2013	$18,371,437.35
March 2013	$17,210,724.33
April 2013	$16,103,823.29
May 2013	$15,050,435.20
June 2013	$14,049,098.31
July 2013	$13,097,420.31
August 2013	$12,192,834.30
September 2013	$11,333,045.92
October 2013	$10,515,900.92
November 2013	$9,739,762.10
December 2013	$9,003,558.54
January 2014	$8,306,141.85
February 2014	$7,646,188.25
March 2014	$7,022,106.60
April 2014	$6,432,601.43
May 2014	$5,876,499.82
June 2014	$5,352,294.87
July 2014	$4,858,643.06
August 2014	$4,394,885.02
September 2014	$3,960,540.73
October 2014	$3,555,150.83
November 2014	$3,178,342.99
December 2014	$2,829,494.45
January 2015	$2,507,345.71
February 2015	$2,210,192.73
March 2015	$1,936,684.53
April 2015	$1,685,735.22
May 2015	$1,456,434.58
June 2015	$1,248,091.85
July 2015	$1,060,004.74
August 2015	$891,514.37
September 2015	$741,879.32
October 2015	$610,199.15
November 2015	$495,291.17
December 2015	$395,743.51
January 2016	$309,823.71
February 2016	$236,347.27
March 2016	$174,622.94
April 2016	$123,792.74

Distribution Date	Yield Supplement Overcollateralization Amount
May 2016	$83,174.30
June 2016	$52,257.05
July 2016	$30,100.63
August 2016	$15,347.54
September 2016	$6,338.98
October 2016	$1,599.53
November 2016	$4.13
December 2016	$2.78
January 2017	$1.79
February 2017	$1.08
March 2017	$0.54
April 2017	$0.18
May 2017	$0.00